Exhibit 10.1

☐ Small Claims	☐ County Court	☑ District Court
☐ Probate Court	☐ Juvenile Court	☐ Water Court
Second Judicial District — City and County of Denver
Court Address: Denver District Court
1437 Bannock Street, Denver, CO 80202

Plaintiff: UNITED WESTERN BANK
v.
Defendants: COUNTRYWIDE FINANCIAL CORPORATION, COUNTRYWIDE HOME MORTGAGE LOANS, INC., CWALT, INC., CWMBS, INC., COUNTRYWIDE CAPITAL MARKETS, COUNTRYWIDE SECURITIES CORPORATION, ERIC P. SIERACKI, THOMAS K. MCLAUGHLIN, STANFORD L. KURLAND, DAVID A. SPECTOR, BANK OF AMERICA CORPORATION, and UBS SECURITIES LLC.
Attorneys for Plaintiff:
Kip B. Shuman (#23593)
Rusty E. Glenn (#39183)
THE SHUMAN LAW FIRM
885 Arapahoe Avenue
Boulder, CO 80302
(303) 861-3003
(303) 484-4886 (fax)

EFILED Document
CO Denver County District Court 2nd JD
Filing Date: Apr 23 2010 4:06PM MDT
Filing ID: 30756945
Review Clerk: Colin D Quinn

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Case Number:

Ctrm:

COMPLAINT FOR VIOLATION OF THE COLORADO SECURITIES ACT, THE
FEDERAL SECURITIES ACT OF 1933 AND JURY DEMAND

TABLE OF CONTENTS

I. NATURE OF THE ACTION	1

II. THE PARTIES	2

III. JURISDICTION AND VENUE	7

IV. BACKGROUND INFORMATION	8

A. Securitization of Mortgage Loans	8

B. Countrywide Covertly Abandons its Conservative Lending Practices	10

C. Countrywide’s Nontraditional and Risky Loan Products	12

1. Interest Only Mortgage Loans	12

2. Stated Income or “No Doc” Mortgage loans	13

V. REGISTRATION STATEMENTS AND PROSPECTUS SUPPLEMENTS USED IN OFFERING THE SECURITIES FOR SALE TO THE PLAINTIFF	14

A. The CWMBS February 8, 2005 Registration Statement and Prospectus Supplements Issued Thereunder	14

B. The CWMBS July 25, 2005 Registration Statement and Prospectus Supplements Issued Thereunder	15

C. The CWALT, Inc. July 25, 2005 Registration Statement and Prospectus Supplements Issued Thereunder	15

VI. FALSE AND MISLEADING DISCLOSURES IN THE REGISTRATION STATEMENTS AND PROSPECTUS SUPPLEMENTS REGARDING COUNTRYWIDE’S ADHERENCE TO ITS UNDERWRITING GUIDELINES	16

A. Independent Appraisals of Properties	17

1. Former Appraisers Describe Countrywide’s Blacklisting of Appraisers	18

2. Countrywide’s Internal E-mails Show the Company’s Inflated Appraisals	20

B. The Mortgage Mortgage loans’ Loan-to-Value (LTV) Ratio	20

C. Reliance on Borrowers’ Ability to Repay	25

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1. Countrywide’s Internal Quality-Control Reviews Have Shown That the Company Did Not Adequately Assess Borrowers’ Ability to Repay	26

2. Former Countrywide Customers State That Countrywide Disregarded Borrowers’ Ability to Repay	28

3. Internal E-mails Reflect Countrywide’s Disregard for Borrowers’ Ability to Repay	29

D. Verification of Borrowers’ Information	32

1. Countrywide Created its Structured Loan Desk to Avoid Having to Verify Borrowers’ Information	33

2. Former Employees Describe Countrywide’s Failure to Verify Borrowers’ Information	35

3. Countrywide Incentivized Employees to Not Verify Borrowers’ Information	37

4. Re-Underwriting of Loan Files Has Identified Failures to Verify Borrowers’ Information	39

5. Internal E-mails Show That Countrywide Knew That Borrowers’ Information Was Not Being Verified	40

E. Case-bv-Case Underwriting Exceptions	41

1. Former Countrywide Employees Describe the Company’s Willingness to Liberally Grant Underwriting Exceptions	42

2. Internal E-mails Show That Countrywide Knew That the Company Was Abandoning Its Case-by-Case Underwriting Standards	44

F. Compliance With Laws	44

1. States and Local Governments Have Sued Countrywide for Violation of State and Federal Laws	44

2. Private Individuals Have Also Sued Countrywide for Violations of State and Local Laws	46

VII. PLAINTIFF AND OTHYER INVESTORS BEGIN TO LEARN THE TRUTH ABOUT COUNTRYWIDE’S LENDING PRACTICES	46

VIII. PLAINTIFF’S DAMAGES ARISING FROM THE FALSE AND MISLEADING STATEMENTS AND OMISSIONS OF MATERIAL FACTS	49

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IX. INAPPLICABILITY OF STATUTORY SAFE HARBOR	50

X. THE WASHINGTON STATE PLUMBING, LUTHER AND MAINE STATE RETIREMENT SYSTEM ACTIONS AND TOLLING OF PLAINTIFF’S CLAIMS	50

XI. PRAYER FOR RELIEF	65

XII. JURY TRIAL REQUESTED	65

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I. NATURE OF THE ACTION
     1. This Complaint is brought pursuant to the Colorado Securities Act and the federal Securities Act of 1933 on behalf of United Western Bank to recover losses suffered from its investments in certain mortgage-backed securities (the “Securities”) issued by Countrywide Financial Corporation, and various of its subsidiaries (collectively referred to herein as “Countrywide”).
     2. Countrywide is the now-notorious originator and re-packager of mortgage loans into billions of dollars worth of mortgage-backed bonds, the value of which collapsed when disclosures regarding Countrywide’s poor underwriting practices (resulting in poor quality collateral for the mortgage-backed bonds) came to light. Sen. Charles Schumer, a member of the U.S. Senate Banking Committee, opined that “Countrywide helped cause the housing crisis we’re now in.”
     3. Plaintiff alleges that the Registration Statement and Prospectus Supplements used to market these Securities included numerous misrepresentations about: 1) the quality of the mortgage pools underlying the issuing trusts; 2) the underwriting standards employed by Countrywide in generating the billions of dollars of mortgage loans it used to collateralize its bond issuances, including the soundness of appraisals used in the process, the use of correct loan-to-value ratios, the failure to verify borrowers information and the huge volume of “exceptions” to underwriting standards that allowed unqualified applicants to be approved for mortgage loans.
     4. Based upon the representations in the Registration Statements and Prospectuses used in the offerings of the Securities purchased by the Plaintiff, ratings agencies including Moody’s and Standard & Poors assigned “AAA” ratings to the Securities.

     5. As a result of the misrepresentations complained of herein, Plaintiff paid “AAA” bond prices for the Securities that were far riskier than represented.
     6. By late 2007, the mortgage loans held by the issuing trusts began suffering delinquencies and foreclosures, which revealed that the underlying collateral was insufficient to protect bondholders against losses.
     7. The Securities were downgraded by the ratings agencies, and currently trade at significantly below the issuing price. As a result, Plaintiff has suffered tens of millions of dollars in losses.
II. THE PARTIES
     8. Plaintiff United Western Bank is a federally chartered savings bank that originates commercial real estate, commercial, residential and commercial construction and development, multifamily, leasing, energy and consumer mortgage loans. At the time of the purchases at issue, Plaintiff was a wholesale lending institution known as Matrix Capital Bank that bought residential mortgage loans and mortgage-backed securities for its own portfolio. Matrix Capital Bank changed its name to United Western Bank in September of 2006. Its headquarters is within this judicial district at 700 17th Street, Suite 2100, Denver, Colorado.
     9. Plaintiff purchased approximately $108.4 million in face value of Mortgage Pass-Through Securities (the “Securities”) from Countrywide between July 29, 2005 and October 12, 2006 as follows:
a)	On or about July 29, 2005, Plaintiff purchased $31,500,000 in face value of CWALT Alternative Loan Trust 2005-J10, Class 2-A-3 (CUSIP No. 12668ABT1, Ticker No. CWALT 2005-J10 2A3) at a price of $98.50 per hundred dollars of face value;

b)	On or about October 6, 2005, Plaintiff purchased $16,227,000 in face value of CWALT Alternative Loan Trust 2005-43, Class 1-A-2 (CUSIP No. 12667G5T6, Ticker No. CWALT 2005-43 1A2) at a price of $99.64 from Defendant UBS Securities LLC;

c)	On or about October 5, 2005, Plaintiff purchased $20,000,000 in face value of CWALT Alternative Loan Trust 2005-J13, Class 1-A-3 (CUSIP No. 12668AB95, Ticker No. CWALT 2005-J13- 1A3) at a price of 98.09;

d)	On or about October 28, 2005, Plaintiff purchased $34,381,000 in face value of CWHL Mortgage Pass-Through Trust 2005-HYB8, Class 4-A-2 (CUSIP No. 126694QK7, Ticker No. CWHL 2005-HYB8 4A2) at a price of $99.81; and

e)	On or about November 22, 2005, Plaintiff purchased $2,965,173.33 in face value of CWHL Mortgage Pass-Through Trust 2005-HYB3, Class 2-A-3A (CUSIP No. 12669GE56, Ticker No. CWHL 2005-HYB3 2A3A) at a price of $98.30; and

f)	On or about October 12, 2006, Plaintiff purchased $2,855,292.86 in face value of CHL Mortgage Pass-Through Trust 2005-31, Class 2-A-1 (CUSIP No. 126694UL0, Ticker No. CWHL 2005-31-2-A-1) at a price of $99.50.
     The value of each of these Securities is currently significantly lower than the purchase price, causing material damages to Plaintiff in an amount to be proven at trial.
     10. Defendant Countrywide Financial Corporation (“CFC”) is a Delaware corporation with its principal executive offices located at 4500 Park Granada, Calabasas, California.

Defendant CFC, itself or through its subsidiaries, writes, sells, and services single-family home mortgages, home equity mortgage loans and commercial mortgages. It also buys and sells mortgage loans, offers asset management and brokerage services, and provides insurance products. Defendant CFC acted as an underwriter for each of the Securities within the meaning of the Securities Act, 15 U.S.C. § 77b(a)(11), and drafted and disseminated the Prospectus Supplements pursuant to which the Securities were sold to Plaintiff.
     11. Defendant Countrywide Home Mortgage loans, Inc. (“CHL”) is a direct wholly-owned subsidiary of Defendant CFC. CHL is engaged in the mortgage banking business, and originates, purchases, sells and services mortgage loans. CHL’s principal executive offices located at 4500 Park Granada, Calabasas, California.
     12. Defendant CWALT, Inc. (“CWALT”) is a Delaware corporation and a limited-purpose finance subsidiary of CFC with its principal executive offices at 4500 Park Granada, Calabasas, California. Defendant CWALT was the Depositor securitization of the Issuing Trusts and was the Registrant for the Registration Statements that it filed with the SEC, corresponding to the securitizations. Defendant CWALT served as the “sponsor” or “seller” of the Securities, meaning that it provided the pools of mortgage loans to the Issuing Trusts upon which the Securities were based, and was thus an “Issuer” of the Securities within the meaning of 15 U.S.C. § 77b(a)(4).
     13. Defendant CWMBS, Inc. (“CWMBS”) is a Delaware corporation and a limited-purpose finance subsidiary of CFC with its principal executive offices at 4500 Park Granada, Calabasas, California. Defendant CWMBS was the Depositor into the securitization of the Issuing Trusts and was the Registrant for the Registration Statements that it filed with the SEC. Defendant CWMBS served as the “sponsor” or “seller” of the Securities, meaning that it provided the pools of mortgage loans to the Issuing Trusts upon which the Securities were based, and was thus an “Issuer” of the Securities within the meaning of 15 U.S.C. § 77b(a)(4).
     14. Defendants CFC, CHL, CWALT and CWMBS are sometimes collectively referred to herein as the “Issuer Defendants.”
     15. Defendant Countrywide Capital Markets (“CCM”) is a direct, wholly-owned subsidiary of Defendant CFC. CCM’s principal executive offices are at 4500 Park Granada, Calabasas, California. Defendant CCM acted as an underwriter for each of the Securities within the meaning of 15 U.S.C. § 77b(a)(11), and drafted and disseminated the Prospectus Supplements pursuant through which the Securities were sold to Plaintiff.
     16. Defendant Countrywide Securities Corporation (“CSC”), a wholly-owned subsidiary of Defendant CCM, and an indirect subsidiary of CFC, is a California corporation with its principal executive offices at 4500 Park Granada, Calabasas, California. Defendant CSC trades securities and underwrites offerings of mortgage-backed securities. Defendant CSC acted as an underwriter for each of the Securities within the meaning of the Securities Act. 15 U.S.C. § 77b(a)(11), and drafted and disseminated the Prospectus Supplements pursuant to which the Securities were sold to Plaintiff.
     17. Defendant UBS Securities LLC (“UBS”) acted as an underwriter for CWALT Alternative Loan Trust 2005-43 within the meaning of 15 U.S.C. § 77b(a)(11), and drafted and disseminated the Prospectus Supplements pursuant to which the Securities were sold to Plaintiff.
     18. Defendants CFC, CCM, CSC and UBS are sometimes hereinafter collectively referred to as the “Underwriter Defendants.”
     19. Defendant Stanford L. Kurland (“Kurland”) was, at all relevant times, the Chief Executive Officer, President and Chairman of the Board of Directors of Defendant CWALT and

CWMBS. He was concurrently the Executive Vice President and Chief Operating Officer of Defendant CFC. Kurland signed the two Registration Statements at issue herein. Kurland resides at 6005 William Bent Road, Hidden Hills, California and is employed by PennyMac, a mortgage company in Calabasas, California, that invests in distressed mortgage loans of the type that Kurland helped originate as a Countrywide executive.
     20. Defendant Eric P. Sieracki (“Sieracki”) was, at all relevant times, the Executive Vice President, CFO, Treasurer and a member of the Board of Directors of Defendants CWALT and CWMBS. He was concurrently the Executive Managing Director and Chief Financial Officer of Defendant CFC. Sieracki signed the two Registration Statements at issue herein. Sieracki was sued by the SEC in June 2009, along with Countrywide’s former CEO and COO—Angelo Mozilo and David Sambol, respectively—for securities fraud. See Securities & Exchange Commission v. Mozilo, 09-cv-03994 (VBF) (CD. Cal. 2009). The SEC complaint alleges that Sieracki and his former colleagues failed to disclose the risks that Countrywide undertook by issuing mortgage loans in violation of its stated underwriting guidelines. Sieracki resides at 3761 Berry Drive, Studio City, California.
     21. Defendant Thomas K. McLaughlin (“McLaughlin”) was Countrywide’s Executive Managing Director and Chief Financial Officer from 2004 until his resignation effective April 1, 2005. Defendant McLaughlin was also Vice president, Chief Financial Officer, Treasurer and a Director of CWMBS until his resignation. Defendant McLaughlin signed the CWMBS February 2005 Registration Statement.
     22. Defendant David A. Spector (“Spector”) was, at all relevant times, Vice President and a member of the Board of Directors of Defendant CWALT and CWMBS. He was concurrently the Senior Managing Director of Secondary Marketing of Defendant CFC. Spector

signed the two Registration Statements at issue herein. Like Kurland, Spector is also employed by PennyMac.
     23. Defendants Kurland, Sieracki, McLaughlin and Spector are sometimes hereinafter collectively referred to as the “Individual Defendants.”
     24. Defendant Bank of America Corporation (“Bank of America”) is a Delaware corporation with its principal executive offices at 100 North Tryon Street, Charlotte, North Carolina. Bank of America is one of the world’s largest financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset-management and other financial and risk-management products and services. Countrywide merged with Bank of America on July 1, 2008 and Bank of America has consequently become the largest mortgage originator in the country. As discussed herein, Defendant Bank of America is fully combining its business with that of Countrywide.
     25. At all relevant times, the Defendants committed the acts, caused or directed others to commit the acts, or permitted others to commit the acts alleged in this Complaint. Any allegations about the acts of corporate Defendants means that those acts were committed through their officers, directors, employees, agents, and/or representatives while those individuals were acting within the actual or implied scope of their authority.
III. JURISDICTION AND VENUE
     26. Jurisdiction of this Court is founded upon C.R.S. § 13-1-124. The federal claims asserted herein arise under Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, 15 U.S.C. §§ 77k, 771(a)(2), and 77o. Pursuant to Section 22 of the Securities Act of 1933, 15 U.S.C. § 77v; and 28 U.S.C. § 1337, these claims may be filed in this court and may not be removed to federal court.

     27. Venue is proper in this District pursuant to C.R.C.P. 98; 28 U.S.C. § 1391(b) and Section 27 of the Exchange Act, 15 U.S.C. § 78aa. Defendants can be found and transact business in this judicial district, many of the acts and practices giving rise to Plaintiff’s claims occurred in substantial part in this District and Denver is the county in which the alleged violation of the law took place.
IV. BACKGROUND INFORMATION
     28. Prior to the 1990s, mortgage loans were typically granted by a bank to a borrower, and the bank kept the risk of nonpayment on the loan, which gave the bank every incentive to make sure that the mortgage loans were prudent risks. With the advent of loan securitizations in the 1990s, the market changed to where banks and other loan “originators” sold the mortgage loans to packagers of mortgage-backed bonds.
A. Securitization of Mortgage Loans
     29. Traditionally, the model for a mortgage loan involved a bank extending a loan to a home owner in exchange for a promissory note from the home owner to repay the principal plus interest. The bank held a lien against the house as collateral in the event that the owner defaulted on the obligation. The bank held the loan until it matured and was subject to the risk of nonpayment by the owner. Under this simple model, the bank had a financial incentive to ensure that the owner had the financial ability to repay the note, and that the underlying collateral had sufficient value to fully secure the bank against any default.
     30. Beginning in the 1990s, banks and other lenders introduced financial “innovations” in the form of asset securitization to finance an expanding mortgage market. In a securitization, large numbers of mortgage loans are sold to the issuer and pooled together as one large “pool” of collateral underlying bonds that are then sold to investors. Unlike the simple lending model described above, the loan originator is no longer subject to the risk that the owner may default — this risk is sold along with the mortgage loans to the issuer of the bonds.
     31. When mortgage borrowers make interest and principal payments as required by their mortgage loans, the cash-flow is distributed to the holders of the bonds in order of priority of the specific “tranche” or slice of the bond that the investor has purchased. The highest (sometimes called “senior”) tranche is the first to receive its share of the mortgage proceeds and is the last to absorb any losses should mortgage borrowers become delinquent or default on their mortgage loans. The senior tranches receive the highest ratings by ratings agencies (typically “AAA”), and pay a lower rate of interest to bondholders than less senior tranches.
     32. In a typical securitization transaction, the participants are: 1) the servicer of the mortgage loans to be securitized (the “Servicer”); 2) the depositor of the mortgage loans in a trust for securitization (the “Depositor”); 3) the entity responsible for issuing the mortgage-backed bonds (the “Issuing Trust”); 4) the underwriter of the mortgage-backed bonds (the “Underwriter”); and 5) the investors in the mortgage-backed bonds.
     33. The process of securitization begins with the sale of mortgage loans by the bank or other originator to the “Depositor” in exchange for cash. The originator makes a significant profit on these sales, and gets rid of the risk of non-payment by the borrower. The Depositor then sells these mortgage loans to the trust, in exchange for “Securities” issued to the Depositor. These Securities are then sold to (or through) an Underwriter, who sells the bonds to public investors. In each of these transactions, the Depositor, the Trust and the Underwriter each have an incentive to ensure the quality of the mortgage loans underlying the bonds.
     34. In the securitizations at issue in this action, Countrywide entities filled roles 1 through 4 as identified in paragraph 32, above (with Defendant UBS also simultaneously acting in role 4 as an underwriter of one of the Securities). Under this set-up, the transactions among the Sponsor, Depositor, Issuing Trusts and Underwriter were not arms-length transactions, as Countrywide controlled each entity. This structure provided essentially no “checks and balances” to the loan origination process, and provided every incentive for Countrywide to sacrifice loan quality for loan volume, because the greater the loan volume, the greater the revenue for Countrywide, and the risk of loss from bad mortgage loans was absorbed by unwitting investors.
B. Countrywide Covertly Abandons its Conservative Lending Practices
     35. Until 2003, Countrywide primarily made traditional first-lien home mortgage loans to individuals with strong credit histories. Such “conforming” mortgage loans are generally safe for lenders, and are regularly sold to Fannie Mae and Freddie Mac, the government-sponsored entities (“GSEs”) that provide liquidity to the home mortgage market.1
     36. In May 2003, a “culture change” was implemented at Countrywide designed to increase Countrywide’s market share of 13% to an enormous and unprecedented 30% share of all mortgage loans in the United States.
     37. During a conference call on July 22, 2003, Countrywide’s CEO Angelo Mozilo stated that his goal for Countrywide was “to dominate the purchase market and to get our overall market share to the ultimate 30% by 2006, 2007.” Mozilo reiterated this goal during a January 27, 2004 conference call, that Countrywide’s “goal is market dominance, and we are talking 30% origination market share by 2008.” When challenged about the ramifications that such massive growth of market share might have on loan quality, Mozilo assured the market that “going for

[1]	A “conforming” loan is one that conforms to GSE guidelines, including maximum loan amount, debt-to-income ratio limits, and documentation requirements. “Nonconforming” mortgage loans are those that do not conform to GSE guidelines.

30% mortgage share here is totally unrelated to quality of mortgage loans we go after . . . there will be no compromise in that as we grow market share.”
     38. Again, during a May 24, 2005 investor conference, Mozilo explained that “it’s a question of dominance”—the Company did not want to be “second place or third place” to anyone in issuing mortgage loans. Defendant Kurland reiterated Mozilo’s thoughts: “In the past, we talked about origination market share reaching 30% by 2008 and, as we’ve noted, this was intended to be a stretch goal as it is part of our culture, part of our nature to set aggressive targets.”
     39. According to a confidential witness cited by the Plaintiffs in re Countrywide Financial Corporation Securities Litigation, No. 07-05295 MRP (MANx) (C.D. Cal.), Mozilo’s plan to capture 30% of the mortgage market was put into action, in a Company-wide mandate, by Mozilo and Countrywide’s President and Chief Operating Officer David Sambol.2 Under this mandate, Countrywide shifted its focus away from fixed-rate mortgage loans to nontraditional (and more lucrative) loan products, and put its loan production machine into overdrive. As a central part of this effort, but undisclosed to Plaintiff and other purchasers of Countrywide-sponsored MBS, Countrywide loosened and abandoned its purportedly sound loan underwriting standards that had been designed to produce “high quality mortgage loans,” in order to increase market share by sweeping in borrowers that previously would not have qualified for a loan.
     40. Countrywide expanded its pool of borrowers in order to increase its loan volumes and profitability, since the Company charged higher fees to riskier borrowers, and because it generated substantial income from reselling the mortgage loans as mortgage-backed securities.

[2]	The SEC has brought a claim for securities fraud against Angelo Mozilo, David Sambol and Defendant Sieracki for their roles in covertly changing Countrywide’s underwriting policies, while the Company continued to sell billions of dollars of bonds and its own company stock. Securities and Exchange Commission v. Mozilo, et al., No. 09-3994 VBF AJWx (C.D. Cal.).

Countrywide’s aggressive underwriting was fueled by its ambitious quest for market share. In its zeal to retain and increase market share, Countrywide opted to match its competitors’ loan products even when those products were unduly risky. Countrywide’s expanding range of mortgage products was made possible by its willingness to loan money to a broader pool of borrowers with riskier credit profiles. As a former supervising underwriter at Countrywide put it, Countrywide’s underwriting guidelines were “very loose and lax,” and were designed to boost volume and profit rather than to effectively screen applicants for credit risk. Countrywide’s willingness to lower its underwriting standards in pursuit of market share and profit led to the gradual abandonment of its stated underwriting standards, a fact which Countrywide did not disclose to Plaintiff or other investors.
C. Countrywide’s Nontraditional and Risky Loan Products
     41. Starting in 2004 and accelerating in 2005, Countrywide expanded its origination of riskier lines of products, including interest-only mortgage loans and stated income or “liar loans.” In 2001, 50 percent of Countrywide’s mortgage loans were prime, conforming mortgage loans; by 2006, that percentage had declined to 31.9 percent. Conversely, the percentage of nonconforming mortgage loans originated by Countrywide increased from 16.5 percent to 45.2 percent during the same period.
     1. Interest Only Mortgage Loans
     42. Interest-only mortgage loans allowed the borrower to pay only the interest accruing on the loan each month for a predetermined time period. The mortgage loans principal balance remained constant for the period. At the end of the initial time period, borrowers were required to pay interest plus principal, with the interest adjusting depending on whether the loan was an ARM or had a fixed rate.

     2. Stated Income or “No Doc” Mortgage loans
     43. The “Stated Income” or “No Doc” mortgage loans that Countrywide issued facilitated the falsification of loan information by allowing borrowers and the Company greater leeway to misrepresent key information such as income levels. These mortgage loans are widely known as “liar loans,” because they were so susceptible to false representations in borrowers’ applications. These “liar loans” allowed borrowers to misstate their income, employment, and other material information without requiring documentation, and allowed Countrywide’s underwriters to accept mortgage loans which they knew or should have known contained false information.
     44. No-documentation mortgage loans were traditionally given to professionals and business owners with strong credit who preferred not to disclose their financial information when applying for mortgage loans. But Countrywide began to issue these mortgage loans to individuals with lower credit ratings to avoid its own underwriting guidelines. Countrywide’s mortgage loan underwriters knew that borrowers frequently exaggerated their income or assets, and in many cases they coached borrowers on what information to state on their applications to get them approved. At the same time, underwriters looked for documentation, such as reports from the website www.salary.com, which could plausibly substantiate borrowers’ false information in order to make the loan files appear credible.
     45. The flexible guidelines for Countrywide’s stated-income mortgage loans gave Countrywide’s loan officers broad discretion to determine whether a potential borrower’s salary information was reasonable. Countrywide employees were motivated to use false loan information on mortgage loan applications, thereby originating overly risky mortgage loans. Countrywide thereby facilitated widespread falsification of borrowers’ income, owner-occupancy intentions, and other material information regarding the mortgage loans.

     46. While Countrywide disclosed the existence and number of stated-income mortgage loans in the Registration Statements and Prospectus Supplements, it did not disclose that borrowers’ stated information in loan applications was frequently incorrect. That false information in turn rendered Countrywide’s representations about its diligent underwriting and the statistical characteristics of the mortgage loans false.
     47. Countrywide encouraged borrowers to apply for mortgage loans through its reduced-documentation programs even when those borrowers would have qualified for mortgage loans under traditional lending criteria, because the reduced-documentation mortgage loans were faster and easier to underwrite and sell. Such borrowers were steered into unnecessarily risky and costly mortgage loans, resulting in higher commissions for Countrywide brokers and higher profits for the Company. The risky mortgage loans and resulting increase in defaults harmed investors who purchased interests in the mortgage loans, including Plaintiff. Countrywide’s Risk Management department performed studies which showed that mortgage loans with lower documentation were more likely to default, yet the Registration Statements and Prospectus Supplements failed to disclose these studies to Plaintiff or other investors.
V. REGISTRATION STATEMENTS AND PROSPECTUS SUPPLEMENTS USED IN OFFERING THE SECURITIES FOR SALE TO THE PLAINTIFF
     CWMBS filed numerous Registration Statements throughout its existence for billions of dollars of Securities sold to the public. The following are the Registration Statements related to the Securities purchased by the Plaintiff.
A.	The CWMBS February 8, 2005 Registration Statement and Prospectus Supplements Issued Thereunder
     48. On or about February 8, 2005, Defendant CWMBS, Inc. filed a Registration Statement (No. 333-121249) with the Securities and Exchange Commission (the “CWMBS February 2005 Registration Statement”). The CWMBS February 2005 Registration Statement

was signed by Defendants Kurland, McLaughlin and Spector. Numerous Prospectus Supplements were issued pursuant to this Registration Statement, including the following, which was used to sell Securities to the Plaintiff:
•	CHL Mortgage Pass-Through Trust 2005-HYB3, dated April 26, 2005.
B.	The CWMBS July 25, 2005 Registration Statement and Prospectus Supplements Issued Thereunder
     49. On or about July 25, 2005, Defendant CWMBS, Inc. filed a Registration Statement (No. 333-125963) with the Securities and Exchange Commission (the “CWMBS July 2005 Registration Statement”). The CWMBS July 2005 Registration Statement was signed by Defendants Kurland, Sieracki and Spector. Numerous Prospectus Supplements were issued pursuant to this Registration Statement, including the following, which was used to sell Securities to the Plaintiff:
•	CHL Mortgage Pass-Through Trust 2005-HYB8, dated October 27, 2005; and

•	CHL Mortgage Pass-Through Trust 2005-31, dated December 22, 2005.
C.	The CWALT, Inc. July 25, 2005 Registration Statement and Prospectus Supplements Issued Thereunder
     50. CWMBS filed numerous Registration Statements throughout its existence for billions of dollars of securities sold to the public. On or about July 25, 2005, Defendant CWALT, Inc. filed a Registration Statement (No. 333-1256902) with the Securities and Exchange Commission (the “CWALT Registration Statement”). The CWALT Registration Statement was signed by Defendants Kurland, Sieracki and Spector. Numerous prospectus supplements were issued under this Registration Statement, including the following three which were used to sell Securities to the Plaintiff:
•	CWALT Alternative Loan Trust 2005-43, dated August 24, 2005;

•	CWALT Alternative Loan Trust 2005-J10, dated August 29, 2005; and
•	CWALT Alternative Loan Trust 2005-J13, dated October 27, 2005.
VI. FALSE AND MISLEADING DISCLOSURES IN THE REGISTRATION
STATEMENTS AND PROSPECTUS SUPPLEMENTS REGARDING
COUNTRYWIDE’S ADHERENCE TO ITS UNDERWRITING GUIDELINES
     51. The Registration Statements and the Prospectus Supplements, which Countrywide used to market the Securities to Plaintiff, each contained untrue statements of material facts and omissions of material facts with regard to Countrywide’s underwriting practices and the nature and characteristics of the loan pools and mortgage loans that serve as collateral for the Securities.
     52. In the Registration Statements and Prospectus Supplements, Countrywide emphasized the meticulous underwriting guidelines it applied to assess the creditworthiness of potential borrowers before issuing mortgage loans to them. Specifically, Countrywide told Plaintiff and other investors that: A) it obtained independent appraisals of properties; B) it required a loan-to-value ratio of at least 95%; C) it relied upon an analysis of the borrower’s ability to repay in making lending decisions; D) it verified borrower’s information; E) it rarely granted underwriting exceptions; and F) it complied with all state and federal laws.
     53. The mortgage pools and mortgage loans underlying the Securities have suffered delinquencies and foreclosures far above the rates that could have been anticipated based upon the Defendants’ representations concerning the underwriting standards and quality of mortgage loans pooled in the Issuing Trusts. Further, the properties underlying the mortgage loans were valued far in excess of their true value. As a consequence, the Securities have lost value and Plaintiff has suffered significant damages.

A. Independent Appraisals of Properties
     54. Countrywide represented in the Registration Statements and Prospectus Supplements that it required independent appraisals of the properties on which the mortgage loans were issued, based on market data or replacement costs:3
Except with respect to mortgage loans originated pursuant to its Streamlined Documentation Program, [Countrywide Home Mortgage loans] obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.
     55. Countrywide’s assurance of independent appraisals for the mortgaged properties was a critical representation for Plaintiff. Independent appraisals assured the Plaintiff that there was an adequate basis for fairly assessing the value and risk of the mortgaged properties. The appraisals also factored into each property’s loan-to-value ratio, another important measure of the mortgage loans’ creditworthiness, as explained further below.
     56. Countrywide’s description of the supposedly independent home appraisals was false and misleading and omitted material facts. The supposedly independent appraisers were not

[3]	CWALT July 25, 2005 Registration Statement, page S-20; CHL Mortgage Pass-Through Trust 2005-HYB8, Prospectus Supplement dated October 27, 2005, page S-79; CWALT Alternative Loan Trust 2005-J10, Prospectus Supplement dated August 29, 2005, page S-42; CWALT Alternative Loan Trust 2005-43, Prospectus Supplement dated August 24, 2005, page S-75; CWALT Alternative Loan Trust 2005-J13, Prospectus Supplement dated October 27, 2005, page S-38; CHL Mortgage Pass-Through Trust 2005-HYB3, Prospectus Supplement dated April 26, 2005, page S-52; and CHL Mortgage Pass-Through Trust 2005-31, Prospectus Supplement dated December 22, 2005, page S-68. See also CWMBS February 8, 2005 Registration Statement, page S-21; CWMBS July 25, 2005 Registration Statement, page S-21 (virtually identical language).

independent. To accomplish their objective of artificially inflating appraisal values, Countrywide pressured appraisers to inflate the estimated value of mortgaged properties and/or to use inaccurate automated assessment techniques designed to streamline the approval of loan applications rather than to accurately calculate the value of the properties. These inflated appraisals allowed Countrywide to increase the approved amount of the mortgage loans and gave the illusion of a lower Loan-to-Value (“LTV”) ratio (by increasing the supposed property value in relation to the loan amount).
     57. In other words, Countrywide was more interested in having the property pass appraisal than it was in determining whether an appraisal represented a fair and accurate price, and was prepared in accordance with USPAP or other industry standards.4
     1. Former Appraisers Describe Countrywide’s Blacklisting of Appraisers
     58. According to Capitol West Appraisals, LLC, a Boise, Idaho company that has provided real estate appraisals to mortgage brokers and lenders since 2005, Countrywide pressured real estate appraisers to artificially increase appraisal values for properties corresponding to mortgage loans that Countrywide underwrote. Capitol West stated that Countrywide loan officers sought to pressure Capitol West to increase appraisal values for three separate loan transactions, and that when the company refused to change the appraisal values from what it independently determined was appropriate, Countrywide retaliated by blacklisting Capitol West.
     59. Capitol West was placed into a Countrywide database called the “Field Review List,” which contained the names of appraisers whose value estimates Countrywide would not accept unless the mortgage broker also submitted a report from a second appraiser. The Field

[4]	“USPAP” stands for Uniform Standard of Professional Appraisal Practice.

Review List had the impact of blacklisting appraisers because mortgage brokers would not retain appraisers appearing on the list to appraise real estate for which Countrywide would be the lender, because neither the broker nor the borrower would pay to have two appraisals done. Instead, the broker would simply retain another appraiser who was not on the Field Review List.
     60. Countrywide reinforced the blacklisting of uncooperative appraisers by flagging properties on which a mortgage broker hired an appraiser on the Field Review List. Such properties were reappraised by LandSafe Appraisals, Inc. (“LandSafe”), a wholly-owned subsidiary of Countrywide, which would issue a second appraisal for the subject property that would “shoot holes” in the appraisal performed by the blacklisted appraiser, such that the mortgage transaction could not close based on that appraisal. In every instance, LandSafe would find defects in the appraisal from the blacklisted appraiser, even if another, non-blacklisted appraiser arrived at the same value for the underlying property and the non-blacklisted appraiser’s appraisal was accepted. According to Capitol West, this exact set of facts happened with respect to an appraisal it submitted after it was placed on the Field Review List.
     61. In order to protect their own business opportunities, appraisers sought to appease Countrywide and stay off of its blacklist by inflating their assessments of property values; Countrywide’s practices had the effect of creating inflated assessments of property value.
     62. Mark Zachary, a former Countrywide vice president and whistleblower, also described how the Company inflated home values. Zachary described how an appraiser was “strongly encouraged” to inflate homes’ appraised value by as much as six percent so that the inflated appraisal would cover the borrower’s closing costs.5 Zachary complained about Countrywide’s practices to more senior executives, eventually talking to people in the

[5]	See Zachary v. Countrywide, No. 08-cv-214 (U.S.D.C. S.D. Tex.)

Company’s Risk Management department, none of whom took action in response to his concerns. He was ultimately fired as a result of his whistleblowing.
     63. Jonathan Simpson, a property appraiser who used to perform appraisals for Countrywide, similarly remarked that the Company stopped contacting him for work when he failed, on several occasions, to “make the number”—that is, to appraise properties with sufficiently high numbers. The appraiser suggests that he was “kicked off Countrywide’s [and LandSafe’s] lists” for not giving Countrywide and LandSafe the inflated estimates of property values for which they were looking.
     2. Countrywide’s Internal E-mails Show the Company’s Inflated Appraisals
     64. Internal e-mails among Countrywide’s management also revealed the company’s practices of inflating appraisals leading to inaccurate LTV ratios. In an April 13, 2006 e-mail, Mozilo wrote to Sieracki and others that he was concerned that mortgage loans had been originated “with disregard for process [and] compliance with guidelines,” and emphasized that “I have personally observed a serious lack of compliance with our origination system as it relates to documentation and generally a deterioration in the quality of mortgage loans originated versus the pricing of those loan[s].”
B. The Mortgage Loan-to-Value (LTV) Ratio
     65. Higher LTV ratios are correlated with a higher risk of default and foreclosure because a borrower with a small equity position in a property has less to lose if he or she defaults on the loan. In particular, LTV ratios above 100 percent mean that the amount of the mortgage loan is greater than the value of the mortgaged property. Homeowners in this unfortunate position are “underwater,” and their rate of delinquency, default, foreclosure, and bankruptcy are far higher than rates among homeowners who are not underwater.

     66. The LTV ratio is a common metric for analysts and investors to evaluate the price and risk of mortgage-backed securities, and the stated LTV profile of the mortgage loans in each securitization was a material representation that Plaintiff relied upon in deciding to invest in the offerings.
     67. The CWMBS July 25, 2005 Registration Statement provided that a loan-to-value ratio of no more than 95% would be required for all mortgage loans collateralizing the Securities:6
The Seller’s underwriting standards permit first mortgage loans with loan-to-value ratios at origination of up to 95% and second mortgage loans with combined loan-to-value ratios at origination of up to 90%
     68. The CWALT July 25, 2005 Registration Statement, the CWMBS February 8, 2005 and July 25, 2005 Registration Statements and the Prospectus Supplements for CWALT Alternative Loan Trust Series 2005-43 and 2005-J10 set forth strict underwriting guidelines that the collateral underlying the Securities was required to meet:7
Standard Underwriting Guidelines
Countrywide Home Mortgage loans’ Standard Underwriting Guidelines for mortgage loans with nonconforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with

[6]	CWMBS July 25, 2005 Registration Statement, Page S-47.

[7]	See Amendment 1 to Registration Statement for CWALT, Inc. dated July 25, 2005 (Registration No. 333-125902), pages S-19 to S-22; Registration Statement for CWMBS, Inc. dated July 25, 2005 (Registration No. 333-125963), pages S-21 to S-22; CWALT Alternative Loan Trust Series 2005-J10, Prospectus Supplement dated August 29, 2005, pages S40-S45; and CWALT Alternative Loan Trust Series 2005-43, Prospectus Supplement dated August 24, 2005, pages S-75 to S-78. See also Amendment 1 to Registration Statement for CWMBS, Inc. dated July 25, 2005 (Registration No. 333-121249), page S-21 (similar discussion of 95% loan-to-value ratio).

original principal balances of up to $1,000,000, up to 65% for mortgage loans with balances of up to $2,000,000.
* * *
Countrywide Home Mortgage loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home Mortgage loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii).
Countrywide Home Mortgage loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).
* * *
Expanded Underwriting Guidelines
Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.
Countrywide Home Mortgage loans’ Expanded Underwriting Guidelines for mortgage loans with nonconforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Mortgage loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.
* * *
Countrywide Home Mortgage loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home Mortgage loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% . . .
     69. Similarly, CWALT Alternative Loan Trust Series 2005-J13, CWMBS Mortgage Pass-Through Trust 2005-HYB3 and CWMBS Mortgage Pass-Through Trust 2005-31 provided that no mortgage loans in the trust could have an LTV Ratio higher than 95%, and any above 80% would be covered by mortgage insurance to alleviate the risk:8
No mortgage loans in any loan group had a Loan-to-Value Ratio at origination or at the closing date of more than 95.00%. Generally, each mortgage with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty

[8]	CWALT Alternative Loan Trust Series 2005-J13, Prospectus Supplement dated October 27, 2005, page S-18; CHL Mortgage Pass-Through Trust 2005-HYB3, Prospectus Supplement dated April 26, 2005, page S-17; and CHL Mortgage Pass-Through Trust 2005-31, Prospectus Supplement dated December 22, 2005, page S-16.

insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac.
     70. Similarly, CHL Mortgage Pass-Through Trust 2005-HYB8 promised that loan-to-value ratios could never exceed 95%:
Countrywide Home Mortgage loans’ underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000 and up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000. Mortgage loans exceeding $650,000 are restricted to properties located in major metropolitan areas only.9
     Each of the five Prospectus Supplements quoted above also had numerous tables and charts showing extremely favorable loan-to-value ratios under every scenario and condition, but these disclosures in the above-referenced Prospectus Supplements were untrue and failed to disclose the correct LTV ratios. The actual LTV ratios on a substantial percentage of the mortgage loans were substantially higher than the represented ratios; in fact, many of the LTV ratios were over 100 percent, because the data used to calculate the LTV ratios was frequently false.
     71. The LTV ratios were misstated because the property values were overstated. Countrywide’s appraisers routinely exaggerated the value of mortgaged properties in order to increase the amount of money that it could loan to a borrower. The appraisers also exaggerated the value of mortgaged properties in order to reduce their LTV ratios below 100%.

[9]	CHL Mortgage Pass-Through Trust 2005-HYB8, Prospectus Supplement dated October 27, 2005, page S-79.

     72. In reality, the mortgaged properties were frequently worth far less than indicated by their appraisals, and therefore the LTV ratios for the properties were actually higher than what Countrywide represented. Based on realistic appraisal values, many of the mortgage loans in the CWALT and CWMBS securitizations exceeded the 100% LTV ratio cutoff stated in the Prospectus Supplements.
C. Reliance on Borrowers’ Ability to Repay
     73. Countrywide represented in the CWALT and CWMBS Registration Statements and the various Prospectus Supplements that its underwriting standards were focused on borrowers’ ability to repay:10
Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower’s employer. The verification reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may

[10]	CWMBS February 8, 2005 Registration Statement, p. 27; CWMBS July 25, 2005 Registration Statement, p. S-21; CWALT July 25, 2005 Registration Statement, p. 22; and CWALT Alternative Loan Trust 2005-J-10 Prospectus Supplement dated August 29, 2005, p.23. See also CWALT Alternative Loan Trust 2005-J13, Prospectus Supplement dated October 27, 2005, page S-37; CWALT Alternative Loan Trust Series 2005-43, Prospectus Supplement dated August 24, 2005; CHL Mortgage Pass-Through Trust 2005-HYB3, Prospectus Supplement dated April 26, 2005, page S-51; CHL Mortgage Pass-Through Trust 2005-HYB8, Prospectus Supplement dated October 27, 2005, page S-78; and CHL Mortgage Pass-Through Trust 2005-31, Prospectus Supplement dated December 22, 2005, page S-67 (virtually identical).

also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.
     74. Contrary to Countrywide’s representations in the Registration Statements and Prospectus Supplements, Countrywide’s underwriting standards, far from placing reliance on a borrower’s ability to repay, actually ignored a borrower’s ability to repay. Countrywide’s focus, instead, was on profit and market share gained from the origination of large volumes of risky mortgage loans, regardless of a borrower’s ability to repay.
     75. Countrywide was not concerned with borrowers’ ability to repay because it transferred much of the financial exposure of the risky mortgage loans to investors, such as Plaintiff, by reselling the mortgage loans as whole mortgage loans or packaging them as mortgage-backed securities. Indeed, the prospect of profitable resale on the secondary market, along with the fees it stood to earn in its many roles in originating and securitizing mortgage loans, allowed Countrywide to approve ever-increasing numbers of risky but profitable mortgage loans to less creditworthy investors while remaining protected from the financial fallout of its practices. Plaintiff, on the other hand, has been left fully exposed to the damage caused by Countrywide’s materially false and misleading practices.
1.	Countrywide’s Internal Quality-Control Reviews Have Shown That the Company Did Not Adequately Assess Borrowers’ Ability to Repay
     76. In performing internal quality-control reviews of its loan origination process, Countrywide has found discrepancies between its representations and the actual characteristics of its mortgage loans. For example, during a March 12, 2007 meeting of Countrywide’s credit risk committee, the Risk Management department reported that 12 percent of Countrywide mortgage loans that were reviewed internally were rated “severely unsatisfactory” or “high risk” because the mortgage loans had loan-to-value ratios, debt-to-income ratios, or FICO scores outside of Countrywide’s already wide underwriting guidelines.

     77. Mark Zachary, a former Countrywide vice president who was fired by the Company for airing his concerns about its underwriting practices, told NBC News that he was pressured by the Company to approve unqualified borrowers. The Company’s mentality, he said, was “what do we do to get one more deal done. It doesn’t matter how you get there [i.e. how the employee closes the deal]....” Zachary confirmed that he was driven to issue mortgage loans even though he knew he was setting up the borrower to eventually lose that home.
     78. Zachary further explained that if a borrower did not qualify for a conventional loan, he was often steered into riskier mortgage loans that did not require documentation, so-called “liar loans.” He explained that “the income stated on those mortgage loans generally was not a true representation of what the person normally makes.” He also recounted a pattern of inflated appraisals and Countrywide employees coaching borrowers to lie on their loan applications in order to obtain approval.
     79. NBC News reported that it spoke to six other former Countrywide employees, who worked in different parts of the country, who described the same “anything goes” corrupt culture and practices. Some of those employees even said that borrowers’ W-2 forms and other documents were falsified to allow for loan approval. One employee stated that “I’ve seen supervisors stand over employees’ shoulders and watch them . . . change incomes and things like that to make the loan work,” i.e. to allow the mortgage loan to comply with Countrywide’s underwriting guidelines.
     80. A former supervising underwriter at Countrywide stated that up to 15% or 20% of the mortgage loans that Countrywide generated were processed via the Exception Processing System, of which very few were ever rejected.

     81. Other lawsuits against Countrywide incorporate testimonials from former Countrywide executives and underwriters regarding the Company’s abandonment of its underwriting standards. For example, the complaint in In re Countrywide Financial Corp. Securities Litigation, 2:07-cv-05295 (CD. Cal. 2007) (MRP), incorporates information gleaned from many former Countrywide employees who describe their first-hand experiences with the abandonment of underwriting standards. The former employees observed that underwriting standards were progressively loosened over time to allow riskier lending. Countrywide did not disclose the extent of these changes in the Registration Statements and Prospectus Supplements.
2.	Former Countrywide Customers State That Countrywide Disregarded Borrowers’ Ability to Repay
     82. NBC News spoke with a former Countrywide customer who recalled that a Countrywide loan officer told her to claim she made more than twice her actual income, in order to gain loan approval. Another former customer, Julie Santoboni, described to NPR how a Countrywide loan officer offered to falsify the income listed in her application and encouraged her to falsify the information.
     83. A third Countrywide borrower, Bruce Rose, recounted to Reuters that he refinanced his debts with a mortgage loan at a time when his annual income was around $16,000. He did not realize until later that his mortgage broker and Countrywide had used a stated-income loan for his mortgage, which allowed them to falsify his income and incorrectly state that he earned $12,166 a month, or over $145,000 a year.
     84. These experiences reflect Countrywide’s disregard of borrowers’ ability to repay, since the Company was willing to falsify information in order to issue mortgage loans to borrowers that would be unable to repay those mortgage loans. Issuing mortgage loans to borrowers that would lose their home, including falsifying their income and inflating their property appraisals, shows that Countrywide was not relying on the borrowers’ ability to repay their mortgage loans when it issued such mortgage loans.
3.	Internal E-mails Reflect Countrywide’s Disregard for Borrowers’ Ability to Repay
     85. Internal communications among Countrywide executives, which have recently been publicized by the SEC in its complaint against three of Countrywide’s former officers, underscore the falsity of Countrywide’s representations in the Registration Statements and Prospectus Supplements regarding its focus on borrowers’ ability to repay the mortgage loans. The e-mails reflect internal discussions, within Countrywide’s senior management, of the Company’s abandonment of its underwriting standards, of which Countrywide’s disregard for borrowers’ ability to repay was illustrative.
     86. The internal e-mails show that Mozilo and others were advised that Countrywide’s lending practices were increasing the risk that borrowers would be unable to repay. For example, in a December 13, 2007 memo that was sent to Mozilo and others, Countrywide’s enterprise risk assessment officer reported on an audit of Countrywide’s mortgage loans. He found that “borrower repayment capacity was not adequately assessed by the bank during the underwriting process for home equity mortgage loans.”
     87. In an April 13, 2006 e-mail, Mozilo wrote that he was concerned that the mortgage loans had been originated “with disregard for process [and] compliance with guidelines,” resulting in the delivery of mortgage loans “with deficient documentation.” Mozilo reiterated his urgent concerns about Countrywide’s failure to follow its underwriting guidelines:
I want Sambol to take all steps necessary to assure that our origination operation “follows guidelines” for every product that we originate. I have personally observed a serious lack of compliance with our origination system as it relates to documentation and generally a deterioration in the quality of mortgage loans originated versus the pricing of those loan[s]. In my conversations with Sambol he calls the 100% sub prime seconds [second-lien mortgage loans with 100% financing] as the “milk” of the business. Frankly, I consider that product line to be the poison of ours. Obviously as CEO I cannot continue the sanctioning of the origination of this product until such time I can get concrete assurances that we are not facing a continuous catastrophe.
     88. In a March 28, 2006 e-mail to Sambol and others, Mozilo directed the executives to implement a series of corrective measures to “avoid the errors of both judgment and protocol that have led to the issues that we face today caused by the buybacks mandated by HSBC.” In early 2006, Asian banking giant HSBC had begun to contractually force Countrywide to buy back certain defective mortgage loans.
     89. In a June 1, 2006 e-mail, Mozilo warned Sambol and other executives that borrowers “are going to experience a payment shock which is going to be difficult if not impossible for them to manage.” Mozilo warned that “[w]e know or can reliably predict what’s going to happen in the next couple of years,” and he suggested certain measures to reduce Countrywide’s exposure to risky mortgage loans, such as ceasing to issue mortgage loans with FICO scores below 680 unless the loan-to-value ratio was 75 percent or lower. He asked the executives to “assume the worst” and take corrective measures to try and avoid the disastrous consequences of Countrywide’s lending policies, including reducing its exposure to mortgage loans with low FICO scores.
     90. The e-mails disclosed by the SEC reflect numerous occasions where Countrywide management received internal reports, e-mails, and other communications that advised them of the risks of the mortgage products, such as 100-percent-financed subprime mortgage loans, that Countrywide was originating at a torrential pace. Countrywide’s Risk Management department repeatedly warned Countrywide’s senior management that Countrywide’s liberalized origination guidelines—such as mortgage loans with high LTV ratios, mortgage loans with adjustable rates, reduced-documentation mortgage loans, and interest-only mortgage loans—significantly increased Countrywide’s credit risk because of borrowers’ evident inability to pay their mortgage loans.
     91. The Risk Management department warned Countrywide’s senior officers of these risks as early as 2004. In September 2004, statistics showed that the percentage of conforming mortgage loans that Countrywide originated had fallen from 66 percent in July 2003 to 35 percent in July 2004, and subprime loan originations had risen from 2 percent to 10 percent over the same period. Those ratios continued to worsen between September 2004 and 2007, when Countrywide was sold.
     92. John P. McMurray, Countrywide’s then-Chief Risk Officer, gave repeated, explicit, and alarming warnings about the financial risks of Countrywide’s origination practices, and advocated for stricter origination guidelines. On May 22, 2005, McMurray warned that mortgage loans which were originated as exceptions to Countrywide’s stated origination guidelines would likely experience higher default rates. He wrote that “exceptions are generally done at terms more aggressive than our guidelines” and recommended that “[g]iven the expansion in guidelines and the growing likelihood that the real estate market will cool, this seems like an appropriate juncture to revisit our approach to exceptions.”
     93. In June 2005, McMurray warned that “as a consequence of [Countrywide’s] strategy to have the widest product line in the industry, we are clearly out on the ‘frontier’ in many areas,” adding that that “frontier” had “high expected default rates and losses.”
     94. Despite repeated and earnest warnings from Mozilo, McMurray, the Risk Management department, and others, Sambol, in particular, ignored the warnings and pressed ahead with Countrywide’s wrongful practices. For example, in April 2006 Sambol resisted a

Risk Management department recommendation that Countrywide increase the FICO score required of certain 100-percent-financed mortgage loans because he believed that doing so would make the Company uncompetitive with subprime lenders.
     95. On December 7, 2006, Mozilo circulated a memorandum to Countrywide’s Board of Directors and managing directors which emphasized certain startling statistics regarding Countrywide’s loan origination. Mozilo told them that Countrywide had expanded its subprime underwriting guidelines in every conceivable type of loan, that the Company’s 2006-vintage mortgage loans were expected to perform worse than any mortgage loans on record, that the percentage of delinquencies was the highest in Countrywide’s history and was expected to continue rising, and that an alarming 62 percent of Countrywide’s subprime originations in the second quarter of 2006 were 100-percent-financed mortgage loans.
D. Verification of Borrowers’ Information
     96. The Registration Statements and Prospectus Supplements stated that Countrywide required a credit history for each loan applicant from an independent credit bureau; that it gathered information about an applicant’s “assets, liabilities, income and employment history;” and that it used a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” or “DTI” is the ratio of the borrower’s total monthly credit obligations to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower’s credit grade and documentation level. Under standard underwriting guidelines, Countrywide “generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.” Under its “Expanded Underwriting Guidelines,” Countrywide “generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively .”11
     97. These representations were untrue and misleading and omitted material facts necessary to make the statements not misleading. Contrary to Countrywide’s representations, its underwriters frequently failed to verify the information on borrowers’ loan applications and instead approved mortgage loans for borrowers whose representations about their income, and other material information regarding their ability to repay, were unreasonable on their face and could not have been accurately reported. Countrywide knew that borrowers’ incomes were inflated based on realistic estimates of the salary range for borrowers’ stated occupations and the Company’s experience as one of the nation’s largest, most sophisticated loan originators.
1.	Countrywide Created its Structured Loan Desk to Avoid Having to Verify Borrowers’ Information
     98. Countrywide established systems for approving large volumes of non-conforming mortgage loans, allowing it to override criteria that were meant to weed out non-conforming mortgage loans. The Registration Statements and Prospectus Supplements failed to disclose that Sambol and other executives had authorized the establishment of “The Structured Loan Desks”

[11]	CWALT July 25, 2005 Registration Statement, pages S-21 to S-22; CWMBS February 8, 2005 Registration Statement, pages S-22; CWMBS July 25, 2005 Registration Statement, page S-22; CWALT Alternative Loan Trust Series 2005-J10, Prospectus Supplement dated August 29, 2005, page S-43, S-45; CWALT Alternative Loan Trust Series 2005-43, Prospectus Supplement dated August 24, 2005, pages S-76 to S-77; CWALT Alternative Loan Trust Series 2005-J13, Prospectus Supplement dated October 25, 2005, pages S-39, S-41; CHL Mortgage Pass-Through Trust Series 2005-HYB3, Prospectus Supplement dated April 26, 2005, page S-52, CHL Mortgage Pass-Through Trust Series 2005-HYB8, Prospectus Supplement dated October 27, 2005, page S-79; and CHL Mortgage Pass-Through Trust Series 2005-31, Prospectus Supplement dated December 22, 2005, page S-68.

in Plano, Texas and California, which existed specifically to grant underwriting exceptions for high-risk loan applications that did not meet Countrywide’s underwriting standards. The mortgage loans were processed through Countrywide’s Exception Processing System, an in-house computer system created and overseen by Sambol to approve high-risk mortgage loans.
     99. Countrywide granted exceptions liberally, further diluting its already minimal underwriting standards for making mortgage loans. Countrywide granted exception requests in a variety of circumstances where one or more basic underwriting criteria of the borrower did not meet loan product guidelines, including, for example, LTV or CLTV, loan amount and credit score. Countrywide placed borrowers in risky mortgage loans, based on stated but not verified income and assets, and then overlooked its few remaining underwriting indicia of risk.
     100. To attract more business Countrywide promoted its relaxed underwriting standards and ready grant of exceptions to brokers. For example, Countrywide promoted “Unsurpassed Product Choices and Flexible Guidelines,” including (a) “100% financing for purchase or refinancing” mortgage loans; (b) “80/20 combo mortgage loans for stated Self-Employed and Non Self-Employed;” (c) “Stated Self-Employed and Non Self-Employed loan programs with as low as a 500 credit score.” Countrywide stated that its “Specialty Lending Group’s experienced and knowledgeable loan experts are empowered to review all loan packages, make sound credit decisions and provide quality lending solutions — yes, even for ‘hard to close’ mortgage loans.”
     101. The Attorney General of California has alleged, based on information provided by a former Countrywide employee, that the Structured Loan Desk in Plano processed 15,000 to

20,000 mortgage loan applications a month in 2006, which represented approximately 7.5 percent to 10 percent of all mortgage loans actually originated.12
     102. As explained by Marc Zachary, the Structured Loan Desk was established specifically to “flip” full-documentation mortgage loans to stated income or NINA (“No Income, No Asset”) mortgage loans to receive authorization. Although the Registration Statements and Prospectus Supplements disclosed that Countrywide originated mortgage loans according to stated incomes, and provided statistics for the number of stated-income mortgage loans in the mortgage pools, the offering documents did not disclose that Countrywide had established a system for processing mortgage loans that could not qualify as full-documentation mortgage loans.
     103. A former supervising underwriter at Countrywide stated that up to 15% or 20% of the mortgage loans that Countrywide generated were processed via the Exception Processing System, of which very few were ever rejected.
2.	Former Employees Describe Countrywide’s Failure to Verify Borrowers’ Information
     104. As previously noted, Countrywide’s CEO wrote an internal e-mail stating that he had “personally observed a serious lack of compliance within our origination system as it relates to documentation and generally a deterioration in the quality of mortgage loans originated versus the pricing of those loan[s].” He further instructed Sambol to “take all steps necessary to assure that our origination operation ‘follows guidelines’ for every product that we originate.” In his e-mail, Mozilo specifically points out the company’s failure to properly document borrowers’ information.

[12]	See The People of the State of California v. Countrywide Financial Corp., et al., No. LC081846 (Sup. Ct. Cal. Los Angeles), ¶ 100.

     105. Zachary also told Larry King of CNN that Countrywide’s loan origination was plagued by “outright misrepresent[ation of] mortgage loans to the secondary markets, to end investors, and to buyers.” That misrepresentation reflected a failure to accurately verify borrowers’ information. In his complaint against Countrywide, Zachary identifies e-mails in which he voiced concern about Countrywide’s falsification of borrowers’ information and “flipping” of mortgage loans from full-documentation to stated-income mortgage loans or NINA mortgage loans.
     106. Countrywide employees sometimes falsified borrowers’ loan information without their knowledge. A potential Countrywide customer known to Zachary complained to Countrywide in a September 19, 2006 e-mail that “I was told that my loan had been turned over to Countrywide’s internal fraud department for review because a loan officer increased my income figures without authorization in order to get me approved for the stated income loan. I was told by several people at Countrywide that this was done just to get me qualified and that nobody would check on it.”
     107. Zachary explained that far from verifying borrowers’ information, loan officers often coached borrowers to lie on their loan applications or falsified borrowers’ loan applications in order to gain approval for their mortgage loans. One former customer told NBC News that her Countrywide loan officer told her to claim she made more than twice her actual income in order to gain approval for her loan.
     108. Despite the prevalence of loan applications that contained highly suspicious reported employment income, Countrywide failed to take sufficient, if any, action to correct borrower fraud. On the contrary, Countrywide overlooked or even encouraged such falsification and failed to disclose this problem in the Registration Statements and Prospectus Supplements.

For example, a former senior underwriter at Countrywide reported that Countrywide regularly classified mortgage loans as “prime” even if they were issued to non-prime borrowers, including people who recently went through bankruptcy.
     109. For stated-income mortgage loans, where Countrywide promised that it would exercise discretion, during the 2005-2006 period the Company directed loan officers to support their assessments by referring to the website www.salary.com. This practice was reported by former employees cited in the Illinois Attorney General’s complaint against Countrywide, and in the complaint in In re Countrywide Financial Corp. Securities Litigation, 2:07-cv-05295 (CD. Cal. 2007) (MRP). The www.salary.com website did not provide specific salary information for any particular borrower, but provided a range of salaries for particular job titles based upon the borrower’s zip code. Nevertheless, Countrywide’s underwriters were not required to follow the website’s stated salary ranges where the borrower’s stated income was outside of the range provided.
3.	Countrywide Incentivized Employees to Not Verify Borrowers’ Information
     110. Countrywide’s senior management imposed intense pressure on underwriters to approve mortgage loans, in some instances requiring underwriters to process 60 to 70 mortgage loan applications in a single day and to justify any rejections they made. A former Countrywide loan officer quoted by the Wall Street Journal said that “The stress level was unbelievable” because of pressure from managers to boost loan volumes. Another former employee mentioned in In re Countrywide Financial Corp. Securities Litigation, 2:07-cv-05295 (CD. Cal. 2007) (MRP), described working at Countrywide as a “sweatshop” because of the pressure to maximize loan volume.
     111. That pressure even came from the most senior levels of management—a former executive reported that Sambol was “livid” at a 2005 meeting because call-center employees were not selling enough adjustable-rate mortgage loans, which begin with “teaser” rates but quickly reset to higher rates and thus are highly profitable for Countrywide. The pressures placed on Countrywide’s loan officers created an incentive for them not to review mortgage loans thoroughly but instead to rubber-stamp them.
     112. Moreover, a substantial portion of the salary of Countrywide’s sales employees was based on commissions, which gave the employees a strong incentive to maximize sales volume and close the maximum number of mortgage loans regardless of quality. For example, Countrywide’s wholesale account executives, the employees who dealt with brokers, were paid only on commission—they had no base salary.
     113. Senior management also expanded underwriters’ authority to grant exceptions to mortgage loans that failed to meet Countrywide’s underwriting standards, which made it easier to approve mortgage loans regardless of their deviation from Countrywide’s underwriting standards. One former Countrywide employee remarked that he could “count on one finger” the number of mortgage loans that his supervisors permitted him to reject as an underwriter with Countrywide’s Structured Loan Desks.
     114. Countrywide’s underwriters were actively involved in misrepresenting borrowers’ income by coaching borrowers to exaggerate their income on loan applications in order to qualify for mortgage loans, including directing applicants to no-documentation loan programs when their income was insufficient to qualify for full-documentation loan programs. As reported by the Attorney General of California, a former Countrywide loan officer explained that loan officers might tell borrowers the income they needed to qualify for a certain mortgage, and consequently many borrowers would simply agree that they made the required minimum income needed for that mortgage.

4.	Re-Underwriting of Loan Files Has Identified Failures to Verify Borrowers’ Information
     115. On January 29, 2009, Syncora Guarantee, Inc. (“Syncora”) filed suit in the Supreme Court of the State of New York, New York County, against Countrywide, alleging that Countrywide made misrepresentations in connection with several securitizations of home equity mortgage loans originated and serviced by Countrywide, and for which Syncora Guarantee acted as credit enhancer, and seeking damages and other relief for fraud and breach of contract.
     116. In this lawsuit, Syncora, which insured Countrywide securitizations and has since discovered that many of the insured mortgage loans violated Countrywide’s underwriting guidelines, explained that Countrywide’s employees used the reports to coach borrowers to inflate their reported income to help qualify for mortgage loans. Syncora noted that www.salary.com reports appear in some of the loan files for the securitizations that it insured, but are generally absent from files of non-performing mortgage loans with unreasonably excessive stated incomes. As Syncora explained, Countrywide’s underwriters would discard the salary.com reports for stated-income mortgage loans where the reports indicated that the borrowers’ stated incomes were unreasonably high for their stated employment.
     117. This ad hoc system of assessing the reasonableness of borrowers’ income violated prudent underwriting practices and facilitated rampant fraud by borrowers. The Attorney General of Illinois, in her lawsuit against Countrywide, cites various sources who confirmed that the Company did not adequately verify borrowers’ incomes.13
     118. For example, a Countrywide employee estimated that approximately 90 percent of all reduced documentation mortgage loans sold out of the employee’s Chicago office had

[13]	The People of the State of Illinois v. Countrywide Financial Corp., et al., No. 08-ch-22994 (Cir. Ct. Cook County).

inflated incomes. One of Countrywide’s mortgage brokers, One Source Mortgage Inc., routinely doubled the amount of the potential borrower’s income on stated income mortgage applications. The Illinois Attorney General reviewed the sales of Countrywide mortgage loans by an Illinois mortgage broker and found that the vast majority of the mortgage loans had inflated income, almost all without the borrowers’ knowledge.
     119. Likewise, a review of 100 stated income mortgage loans by the Mortgage Asset Research Institute revealed that 60 percent of the income amounts were inflated by more than 50 percent and that 90 percent of the mortgage loans had inflated income of at least 5 percent. Likewise, the Attorney General of Florida spoke with a former Countrywide employee who estimated that approximately 90 percent of all reduced-documentation mortgage loans sold out of the Countrywide branch where he worked had inflated incomes.
5.	Internal E-mails Show That Countrywide Knew That Borrowers’ Information Was Not Being Verified
     120. Countrywide’s senior management was aware that Countrywide loan officers were facilitating the submission of materially false and misleading applications through the Company’s reduced-documentation application programs, as evidenced by the internal Countrywide e-mails cited herein. The internal e-mails publicized by the SEC and discussed above show that Countrywide was originating mortgage loans without adequately verifying borrowers’ information, particularly for stated-income mortgage loans, yet the problem was not resolved.
     121. For example, as discussed above, Mozilo wrote to Sieracki and others on April 13, 2006 to say that he was concerned that mortgage loans had been originated “with disregard for process [and] compliance with guidelines,” resulting in the delivery of mortgage loans “with deficient documentation.” Mozilo emphasized that “I have personally observed a serious lack of compliance with our origination system as it relates to documentation and generally a deterioration in the quality of mortgage loans originated versus the pricing of those loan[s].”
     122. Taken as a whole, Countrywide’s representations in the Registration Statements and Prospectus Supplements regarding its underwriting standards were collectively false and misleading and contained omissions of material facts. Although Countrywide represented in the offering documents that it was applying loosened underwriting standards to the mortgage loans, its representations nonetheless assured Plaintiff that Countrywide was a diligent, reputable mortgage company that would exercise responsible lending practices. Countrywide’s representations assured Plaintiff that it would abide by the stated guidelines in issuing mortgage loans, even under the reduced-documentation standards it described.
     123. Those stated representations were false because they belied the reality that Countrywide’s profit-obsessed corporate culture had led to the complete abandonment of its underwriting standards. Plaintiff reasonably relied on Countrywide’s representations in the Registration Statements and Prospectus Supplements and in public statements by the Company, and Plaintiff was harmed by Countrywide’s failure to accurately disclose its true underwriting practices in those documents. If Plaintiff had known the reality of Countrywide’s underwriting practices, Plaintiff would not have purchased or otherwise acquired the Securities.
E. Case-by-Case Underwriting Exceptions
     124. Countrywide represented in the Registration Statements and Prospectus Supplements that “certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.”14

[14]	CWALT July 25, 2005 Registration Statement, page S-19; CWMBS February 8, 2005 Registration Statement, page S-21; CWMBS July 25, 2005 Registration Statement, page S-21; CWALT Alternative Loan Trust Series 2005-J10, Prospectus Supplement dated August 29, 2005, page S-41; CWALT Alternative Loan Trust Series 2005-43, Prospectus Supplement dated

     125. This representation was false and misleading and omitted material facts because it incorrectly implied that Countrywide made exceptions to its underwriting guidelines on a limited basis, only after careful consideration of the “compensating factors.”
     126. In reality, Countrywide did not carefully consider the circumstances of each case before granting underwriting exceptions. On the contrary, in a corporate culture that prioritized profit at the expense of the Company’s standards, Countrywide’s underwriters, supervisors, and corporate leadership alike collectively abandoned their standards with regard to granting underwriting exceptions. Such exceptions were granted abundantly and without consideration of any “compensating factors” in order to increase Countrywide’s profits and meet targeted objectives for market growth.
1.	Former Countrywide Employees Describe the Company’s Willingness to Liberally Grant Underwriting Exceptions
     127. As Adam Michaelson, a former Senior Vice-president of Marketing at Countrywide explains in his book, Countrywide’s booming loan underwriting was due in part to an increase in borrowers refinancing mortgage loans on their current homes.15 As Michaelson explains, Countrywide “created more and more exotic loan products and lent money to anyone with a heartbeat so that everyone could Refi [refinance].”
     128. Underwriters performed grossly inadequate due diligence in examining borrowers’ loan applications. The underwriters were incentivized by bonuses and the threat of
August 24, 2005, page S-74; CWALT Alternative Loan Trust Series 2005-J13, Prospectus Supplement dated October 25, 2005, page S-37; CHL Mortgage Pass-Through Trust Series 2005-HYB3, Prospectus Supplement dated April 26, 2005, page S-51, CHL Mortgage Pass-Through Trust Series 2005-HYB8, Prospectus Supplement dated October 27, 2005, page S-81; and CHL Mortgage Pass-Through Trust Series 2005-31, Prospectus Supplement dated December 22, 2005, page S-67.

[15]	ADAM MICHAELSON, The Foreclosure of America: The Inside Story of the Rise and Fall of Countrywide Home Mortgage loans, the Mortgage Crisis, and the Default of the American Dream (Penguin Books 2009).

termination to grant mortgage loans quickly and via more profitable alternative types of mortgage loans, which types of mortgage loans presented a greater opportunity for misrepresenting borrowers’ income and other material information. A substantial part of underwriters’ compensation was based on the volume of mortgage loans they originated, with points awarded for each loan that they underwrote.
     129. Countrywide’s supervisors pushed their employees to maximize volume by ignoring the Company’s stated underwriting standards in approving mortgage loans. Supervisors also scrutinized mortgage loans that were initially rejected to reconsider whether there was a basis for approving the mortgage loans, despite the risks. Countrywide’s management, including Mozilo and Sambol, helped create and authorize a corporate culture that emphasized market share and profit and discouraged adherence to the Company’s underwriting standards. Mozilo, Sambol, and other Countrywide managers facilitated the Company’s rampant granting of underwriting exceptions through the formation of the Structured Loan Desks and other means, as alleged herein.
     130. A former senior regional vice president of Countrywide was quoted in Business Week as saying that Countrywide “approached making mortgage loans like making widgets, focusing on cost to produce and not risk or compliance. Programs like ‘Fast and Easy’ where the income and assets were stated, not verified, were open to abuse and misuse. The fiduciary duty of making sure whether the loan should truly be [extended] was not as important as getting the deal done.”
     131. Granting underwriting exceptions became easy. A wide range of employees received authority to grant exceptions and to change the terms of a loan, including underwriters, their superiors, branch managers, and regional vice presidents. Even if Countrywide’s computer system recommended denying a loan, an underwriter could override that denial by obtaining permission from his or her supervisor.
2.	Internal E-mails Show That Countrywide Knew That the Company Was Abandoning Its Case-by-Case Underwriting Standards
     132. On May 22, 2005, John McMurray in the Company’s Risk Management department warned top management of the likelihood of significantly higher default rates in mortgage loans made on an exception basis: “[t]he main issue is to make sure everyone’s aware that we’ll see higher default rates.” McMurray thereafter made repeated, dire warnings of the future consequences of Countrywide’s abandonment of its underwriting standards. That abandonment was characterized by a failure to follow Countrywide’s promise to Plaintiff and other investors that it would only grant underwriting exceptions on a “case-by-case basis,” with adequate allowance for compensating factors.
F. Compliance With Laws
     133. Countrywide represented in the Registration Statements and Prospectus Supplements that its underwriting standards “are applied in accordance with applicable federal and state laws and regulations.”
     134. This statement was false and misleading and omitted material facts, because Countrywide regularly engaged in predatory lending practices and other wrongdoing in violation of federal or state laws and regulations.
1.	States and Local Governments Have Sued Countrywide for Violation of State and Federal Laws
     135. Countrywide has been sued dozens of times for its lending practices, with plaintiffs alleging detailed claims ranging from federal securities-law violations to violations of state consumer-protection laws.

     136. Among other suits, states and local jurisdictions have brought predatory-lending claims against Countrywide on the basis of consumer-protection statutes and other laws, alleging that Countrywide violated federal and state laws as a result of its predatory lending. For example, the Attorney General of California alleged in a lawsuit against Countrywide that the Company violated California law by making untrue or misleading statements to borrowers about the terms and payment obligations of its mortgage loans. The complaint details how certain types of Countrywide mortgage loans are designed to reset at a drastically higher interest rate, causing borrowers great financial hardship, which the applicable registration statements and prospectus supplements failed to adequately disclose and explain to Plaintiff.
     137. Similarly, the Attorney General of Illinois alleged in a suit against Countrywide that the Company violated the state’s consumer-fraud and fairness-in-lending laws. Among other sources, the complaint refers to testimonials by former Countrywide employees who recounted that Countrywide approved virtually any mortgage loan and was “aggressive” in granting mortgage loans pursuant to underwriting exceptions.
     138. California, Illinois, Florida and other states settled their claims against Countrywide in October 2008, in a deal that could be worth more than $8.4 billion and could help up to 390,000 homeowners. The California Attorney General announced that the settlement was likely to become the largest predatory-lending settlement in history. The agreement included a mandatory no-fee loan-modification program that would modify loan terms for borrowers who are seriously delinquent or at risk of becoming delinquent when their interest rates reset (in the case of adjustable-rate mortgage loans). As a condition of the settlement, Bank of America also promised to attempt to refinance borrowers into government-backed mortgage loans or to reduce borrowers’ interest rates.

2.	Private Individuals Have Also Sued Countrywide for Violations of State and Local Laws
     139. Countrywide has also been sued dozens of times by private individuals for the Company’s lending practices. Plaintiffs allege that Countrywide has broken laws ranging from federal securities laws to state consumer-protection laws.
     140. For example, in In re Countrywide Financial Corp. Mortgage Marketing & Sales Practices Litigation, No. 3:08-md-01988 (CD. Cal. 2008), pending in the U.S. District Court for the Central District of California, class-action plaintiffs allege that Countrywide violated the Racketeer Influenced and Corrupt Organizations Act (“RICO”), 18 U.S.C. §§1961, et seq., the California Unfair Competition Law, Cal. Bus. & Prof. Code § 17200, et seq., and the False Advertising Law, Cal. Bus. & Prof. Code § 17500, et seq. Plaintiffs allege that the Countrywide defendants conspired to defraud borrowers, in violation of federal and state law, by steering them into subprime mortgage loans irrespective of whether (i) the borrower would have qualified for a “prime loan” or (ii) the borrower was unable to meet the financial terms of the subprime mortgage.
     141. The Mortgage Marketing & Sales Practices Litigation complaint includes extensive, detailed descriptions of the plight of various borrowers that took out mortgage loans from Countrywide and suffered financially because of hidden fees, sharply increasing interest rates, and other aspects of predatory lending practices.
VII. PLAINTIFF AND OTHYER INVESTORS BEGIN TO LEARN THE TRUTH
ABOUT COUNTRYWIDE’S LENDING PRACTICES
     142. Beginning on July 24, 2007, when Countrywide filed a Form 8-K with the Securities and Exchange Commission, the Defendants and numerous third-parties finally began to partially reveal the truth about matters concerning Countrywide’s lending practices and failure to follow its promised underwriting standards. Some of these disclosures came from the

Defendants, and other disclosures came from governmental agencies (including the FBI, the SEC and various State Attorneys General), and others came from the business media and participants in the financial markets.
     143. In this July 24, 2007 Form 8-K , Countrywide gave an indication of the generally poor quality of Countrywide mortgage loans, the company’s lax underwriting standards, its inadequate loan loss reserves and the inflated values at which it carried loan-based assets on its balance sheet, which information was repeated on the conference call of the same date related to this quarterly disclosure, Countrywide suggested for the first time that it had classified mortgage loans to borrowers with FICO scores as low as 500 as “prime” – which is far below the industry norm of requiring a FICO score of at least 660 in order for the loan to be considered as “prime.”
     144. On the conference call, a Company representative falsely claimed that the term “prime” is one that “covers a very vast spectrum” and referred to “a prime loan with FICOs in the low 500s,” thereby disclosing that, contrary to industry norms and all accepted definitions in the market, Countrywide was using its own misleading definition of “prime.” In that same conference call, Countrywide’s Chief Risk Officer falsely declared that “[t]here is a belief by many that prime FICOs stop at 620. That is not the case.” This remark confirms that Countrywide was aware of the industry norms and standards regarding what constitutes a “prime” loan, but chose to covertly substitute its own-self-serving definition instead, without informing Plaintiff or other investors of this materially misleading definition.
     145. On October 24, 2007, the WALL STREET JOURNAL published an article that further revealed major problems in Countrywide’s loan origination and underwriting procedures.16 This

[16]	Simon and Hagerty, Countrywide Sees New Scare – Option ARM Delinquencies Bleed into Profitable Prime Mortgages, THE WALL STREET JOURNAL, October 24, 2007 at C1.

article disclosed that many of Countrywide’s mortgage loans were of far lesser quality than promised in the Registration Statements and Prospectuses:
Subprime mortgages aren’t the only challenge facing Countrywide Financial Corp., the nation’s biggest home-mortgage lender. Some mortgage loans classified as prime when they were originated are now going bad at a rapid pace.
     In addition, the newspaper quoted UBS analyst Shumin Li, who stated that Countrywide was “giving these mortgage loans to riskier and riskier borrowers.”
     146. On January 9, 2008, Countrywide issued a press release and filed a Form 8-K with the SEC releasing its operational data for December 2007. In this monthly operating report, Countrywide disclosed that its rate of pending foreclosures as a percentage of unpaid principal balance had more than doubled to 1.44%, from 0.70% in December 2006. Similarly, its rate of delinquency as a percentage of unpaid principal balance had increased by more than 50% to 7.20%, compared to 4.6% in December 2006.
     147. On January 11, 2008, Bank of America announced that it had arrived at a definitive agreement to purchase Countrywide Financial Corp. in an all-stock transaction worth approximately $4 billion.
     148. On March 8, 2008, the WALL STREET JOURNAL reported that “[t]he Federal Bureau of Investigation is probing . . . Countrywide Financial Corp. for possible securities fraud.”17 The Journal further reported that “[t]he inquiry involves whether company officials made misrepresentations about the company’s financial position and the quality of its mortgage loans in securities filings, four people with knowledge of the matter said.” The article

[17]	Simpson and Perez, FBI Investigates Countrywide – U.S. Scrutinizes Filings on Financial Strength, Loan Quality for Fraud, THE WALL STREET JOURNAL, March 8, 2008 at A3.

specifically provided that the FBI was investigating “widespread fraud” in Countrywide’s loan origination process:
Federal investigators are looking at evidence that may indicate widespread fraud in the origination of Countrywide mortgages, said one person with knowledge of the inquiry. If borne out, that could raise questions about whether company executives knew about the prospect that Countrywide’s mortgage securities would suffer many more defaults than predicted in offering documents.
VIII. PLAINTIFF’S DAMAGES ARISING FROM THE FALSE AND MISLEADING
STATEMENTS AND OMISSIONS OF MATERIAL FACTS
     149. The false and misleading statements of material facts and omissions of material facts in the Registration Statements and Prospectus Supplements directly caused tens of millions of dollars in damages to Plaintiff, because the Securities were in fact far riskier than Countrywide had described them to be. The mortgage loans underlying the Securities experienced default and delinquency at a much higher rate due to Countrywide’s abandonment of its loan-origination guidelines, and the Securities’ income stream was therefore much lower than it would have been. The disclosure of irregularities in Countrywide’s underwriting practices also led to a decline in market value of the Securities.
     150. Plaintiff’s losses on the Securities have been much greater than they would have been if the mortgage loans were as Countrywide described them to be.
     151. The drastic and rapid loss in value of Plaintiff’s Securities was primarily and proximately caused by Countrywide’s issuance of mortgage loans to borrowers who could not afford them, in contravention of the prudent underwriting guidelines described in the Registration Statements and Prospectus Supplements. The loss in value was not due to the recent decline in the American housing market and mortgage-backed securities markets. Those broader market declines occurred long after the Securities began to experience high rates of delinquency and default.

     152. Countrywide’s wrongdoing proximately caused tens of millions of dollars in damages to Plaintiff, in the form of lost principal and lost interest. The precise amount of Plaintiff’s damages is to be determined at trial.
IX. INAPPLICABILITY OF STATUTORY SAFE HARBOR
     153. The statutory safe harbor provided under the federal securities laws for forward-looking statements under certain circumstances does not apply to any of the materially false and misleading statements alleged in this Complaint. The statements alleged to be false and misleading all relate to historical facts or then-existing conditions, and were not identified as forward-looking statements. To the extent any of the false statements alleged herein may be characterized as forward-looking, they were not adequately identified as “forward-looking” statements when made, and were not accompanied by meaningful cautionary language identifying important factors that could cause actual results to differ materially from those in the purportedly “forward-looking” statements. Alternatively, the safe harbor is not applicable because, at the time each statement was made, the speaker either knew the statement was false or lacked a factual basis for thinking that the statement was true.
X. THE WASHINGTON STATE PLUMBING, LUTHER AND MAINE STATE
RETIREMENT SYSTEM ACTIONS AND TOLLING OF PLAINTIFF’S CLAIMS
     154. On November 14, 2007, a class action was filed against various Countrywide entities, former officers, and underwriters on behalf of all investors who purchased or otherwise acquired certain mortgage-backed securities that were issued, underwritten and/or sold by Countrywide. See Luther v. Countrywide Home Mortgage loans Servicing LP, BC380698 (Cal. Super. Ct. 2007). The Luther complaint alleges claims under Sections 11, 12(a)(2), and 15 of the Securities Act of 1933.

     155. On June 12, 2008, a different securities class action was filed against Countrywide in California state court, Washington State Plumbing & Pipefitting Pension Trust v. Countrywide Financial Corp., BC392571 (Cal. Super. Ct. 2008). Like Luther, this action also alleged Section 11, 12(a)(2), and 15 claims against Countrywide, its former officers, and underwriters, although Washington State Plumbing based its claims on different securitizations than those in Luther. The Washington State Plumbing action was consolidated with the original Luther action on October 16, 2008.
     156. On January 14, 2010, a different securities class action was filed against Countrywide in the U.S. District Court for the Central District of California, Maine State Retirement System v. Countrywide Financial Corp., et al, No, 10-0302 (U.S.D.C. C.D. Cal.) Like Luther, this action also alleged Section 11, 12(a)(2), and 15 claims against Countrywide, its former officers, and underwriters.
     157. The Plaintiff in this action was therefore included in the putative Luther and Maine classes and the statute of limitations for Plaintiff’s claims under the Securities Act of 1933 was tolled by the filing of Luther and Maine, pursuant to the tolling doctrine set forth in American Pipe & Construction Co. v. Utah, 414 U.S. 538 (1974). By filing this action, Plaintiff is now exercising its right to opt out of the Luther class and to bring its claims in an individual capacity in this action, pursuant to In re WorldCom Securities Litigation, 496 F.3d 245, 255 (2d Cir. 2007).

Count I
for Violation of Section 11 of the Securities Act of 1933
(Against the Issuer Defendants, the Individual Defendants and UBS Securities LLC)
     158. Plaintiff repeats and realleges each and every allegation above as if fully set forth herein. For the purposes of this Count, Plaintiff asserts only strict liability and negligence claims and expressly disclaims any claim of fraud or intentional misconduct.
     159. This claim is brought under Section 11 of the Securities Act of 1933, 15 U.S.C. §77k (“Section 11”), against the Issuer Defendants, the Individual Defendants and Defendant UBS Securities LLC arising from Plaintiff’s purchases of the Securities.
     160. The Registration Statements for the Securities offerings were materially inaccurate and misleading, contained untrue statements of material facts, omitted to state other facts necessary to make the statements not misleading, and omitted to state material facts required to be stated therein.
     161. The Individual Defendants, the Issuer Defendants and Defendant UBS Securities LLC (the “Section 11 Defendants”) are strictly liable to Plaintiff for these misstatements and omissions.
     162. The Individual Defendants signed CWALT’s and CWMBS’ Registration Statements as detailed herein. These signatories are liable for signing the Registration Statements, in accordance with Section 11(a)(1) of the 1933 Act, 15 U.S.C. §77k(a)(1).
     163. The Issuer Defendants issued and disseminated, caused to be issued and disseminated, directed other parties to disseminate at the time of the filing of the Registration Statements, and/or participated in the issuance and dissemination to Plaintiff of untrue statements of material facts and omissions of material facts, which were contained in the Registration Statements and Prospectus Supplements.
     164. Defendant UBS Securities LLC acted as an underwriter for the Series 2005-43 Mortgage Pass-Through Securities, as described herein, and helped to draft and disseminate the offering documents for the Securities.
     165. The Issuer Defendants, the Individual Defendants and Defendant UBS Securities LLC each owed to the Plaintiff a duty to make a reasonable and diligent investigation of the statements contained in the Registration Statements at the time they became effective to ensure that such statements were true and correct and that there was no omission of material facts required to be stated in order to make the statements contained therein not misleading. These Defendants failed to exercise such due diligence by failing to conduct a reasonable investigation. On the contrary, they knew, or in the exercise of reasonable care should have known, of the untrue statements and omissions contained in or omitted from the Registration Statements filed in connection with the securitizations, as set forth herein.
     166. The Issuer Defendants, the Individual Defendants and Defendant UBS Securities LLC each knew or should have known of the untrue statements and omissions in the Registration Statements at the time of the documents were filed with the SEC and at the time Plaintiff purchased the Securities.
     167. This action is brought within one year of the discovery of the untrue statements and omissions in the Registration Statements and brought within three years of the effective date of the Registration Statements, by virtue of the timely filing of the Luther complaint and by the tolling of Plaintiff’s claims afforded by that filing.

     168. Plaintiff has sustained damages. Plaintiff’s Securities lost a substantial portion of their value subsequent to and due to the untrue statements of material facts and omissions of material facts in the Registration Statements alleged herein.
     169. By reason of the conduct herein alleged, the Issuer Defendants, the Individual Defendants and Defendant UBS Securities LLC violated Section 11 of the Securities Act of 1933 and are jointly and severally liable for their wrongdoing. By virtue of the foregoing, Plaintiff is entitled to damages from each of these Defendants.
     170. Plaintiff purchased or otherwise acquired the Securities pursuant and/or traceable to the false and misleading Registration Statements, and within a year of the effective date of the Registration Statements.
Count II
for Violation of Section 12(a)(2) of the Securities Act of 1933
(Against The Issuer Defendants and Defendant UBS Securities LLC)
     171. Plaintiff repeats and realleges each and every allegation above as if fully set forth herein. For the purposes of this Count, Plaintiff asserts only strict liability and negligence claims and expressly disclaims any claim of fraud or intentional misconduct.
     172. This Count is brought pursuant to Section 12(a)(2) of the Securities Act of 1933 (15 U.S.C. § 77l(a)(2)) against the Issuer Defendants and UBS Securities LLC (the “Section 12(a)(2) Defendants”).
     173. The Section 12(a)(2) Defendants promoted and sold the Securities pursuant to the defective Prospectuses and Prospectus Supplements, as alleged herein.
     174. The Section 12(a)(2) Defendants offered and sold the Securities to Plaintiff by means of the defective Registration Statements and Prospectus Supplements. The Prospectuses

and Prospectus Supplements contained untrue statements of material facts, omitted to state other facts necessary to make the statements made not misleading, and concealed and failed to disclose material facts, as alleged herein.
     175. Plaintiff purchased or otherwise acquired the Securities directly from the Section 12(a)(2) Defendants, pursuant to the false and misleading Registration Statements and Prospectus Supplements.
     176. The Section 12(a)(2) Defendants owed to Plaintiff the duty to make a reasonable and diligent investigation of the statements contained in the Registration Statements and Prospectus Supplements, to ensure that such statements were true, and to ensure that there was no omission to state a material fact required to be stated in order to make the statements contained therein not misleading. The Section 12(a)(2) Defendants failed to exercise such reasonable care.
     177. The Section 12(a)(2) Defendants knew, or in the exercise of reasonable care should have known, that the Registration Statements and Prospectus Supplements contained untrue statements of material facts and omissions of material facts, as set forth above, at the time of the offerings. Conversely, Plaintiff did not know, nor in the exercise of reasonable diligence could they have known, of the untruths and omissions contained in the Registration Statements and Prospectus Supplements at the time they purchased the Securities.
     178. Plaintiff acquired the Securities pursuant or traceable to the Registration Statements and Prospectus Supplements.
     179. This action is brought within one year of the time when Plaintiff discovered or reasonably could have discovered the facts upon which this action is based, and within three years of the time that the Securities upon which this Cause of Action is brought were sold to the public, by virtue of the timely filing of the Luther complaint and by the tolling of Plaintiff’s claims afforded by that filing.
     180. By reason of the conduct alleged herein, the Section 12(a)(2) Defendants violated Section 12(a)(2) of the Securities Act of 1933 with regard to the securitizations.
     181. Plaintiff has sustained material damages in connection with its investments in the Securities and accordingly has the right to rescind and recover the consideration paid for the Securities, with interest thereon, in exchange for tendering the Securities. Plaintiff hereby tenders its Securities and demands rescission.
Count III
for Violation of Section 15 of the Securities Act of 1933
(Against CFC, CSC, CCM, CHL and the Individual Defendants)
     182. Plaintiff repeats and realleges each and every allegation above as if fully set forth herein. For the purposes of this Count, Plaintiff asserts only strict liability and negligence claims and expressly disclaims any claim of fraud or intentional misconduct.
     183. This is a claim brought under Section 15 of the Securities Act of 1933, 15 U.S.C. §77o, against CFC, CSC, CCM, CHL and the Individual Defendants (the “Section 15 Defendants”) for controlling-person liability with regard to the Section 11 and Section 12(a)(2) causes of actions set forth above. The Section 15 Defendants were named as defendants in Luther for violation of Section 15 of the Securities Act.
     184. The Section 15 Defendants are controlling persons within the meaning of Section 15 of the Securities Act by virtue of their actual power over, control of, ownership of, and/or directorship of the Section 11 Defendants and the Section 12(a)(2) Defendants, defined above, at the time of the wrongs alleged herein and as set forth herein, including their control over the content of the Registration Statements and Prospectus Supplements.

     185. The Section 15 Defendants had power and influence over the Section 11 and 12(a)(2) Defendants and exercised the same to cause those Defendants to engage in the acts described herein. By virtue of their control, ownership, offices, directorship and specific acts, the Section 15 Defendants each had the power to influence and control, and did influence and control, directly or indirectly, the decision-making of the Section 11 and 12(a)(2) Defendants named herein, including controlling the content of the Registration Statements and Prospectus Supplements.
     186. The Section 15 Defendants’ control, ownership, and position made them privy to and provided them with actual knowledge of the material facts concealed from Plaintiff.
     187. None of the Defendants named herein conducted a reasonable investigation or possessed reasonable grounds for the belief that the statements contained in the Registration Statements were true, were without omissions of any material fact, or were not misleading.
     188. Plaintiff did not know, nor in the exercise of reasonable diligence could it have known, of the untruths and omissions contained in the Registration Statements and Prospectus Supplements at the time it purchased the Securities.
     189. Plaintiff purchased the Securities pursuant to and/or traceable to the Registration Statements and Prospectus Supplements, and was damaged thereby.
     190. By virtue of the conduct alleged herein, The Section 15 Defendants are liable for the aforesaid wrongful conduct, jointly and severally with—and to the same extent as—the entities they controlled for the violations of Sections 11 and 12(a)(2) by the controlled entities. The Section 15 Defendants are liable to Plaintiff for damages suffered as a result of those violations.

Count IV
for Violation of the Colorado Securities Act
(Against All Defendants)
     191. Plaintiff repeats and realleges each and every allegation above as if fully set forth herein. For the purposes of this Count, Plaintiff asserts only strict liability and negligence claims and expressly disclaims any claim of fraud or intentional misconduct.
     192. Defendants sold the Securities to Plaintiff in violation of C.R.S. § 11-51-501(1)(b) in that they made untrue statements of material fact and/or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
     193. Plaintiff was unaware of the untrue statements and/or omissions at the time it purchased the Securities.
     194. Alternatively, Defendants recklessly or knowingly sold the Securities to Plaintiff.
     195. Pursuant to C.R.S. §§ 11-501-604(3) and 11-501-604(4), Defendants are liable to Plaintiff for the consideration paid for the Securities, together with interest at the statutory rate, costs and reasonable attorneys’ fees. Plaintiff hereby tenders its Securities and demands rescission.
     196. Defendants CFC, CSC, CCM, CHL directly or indirectly controlled Defendants CWMBS and CWALT and The Individual Defendants directly or indirectly controlled Defendants CFC, CSC, CCM, CHL, CWMBS and CWALT and are thereby liable pursuant to C.R.S. § 11-51-604(5)(b).

Count V
Successor Liability (Against
Defendant Bank of America)
     197. Plaintiff realleges and incorporates each and every allegation contained above as if fully set forth herein.
     198. Bank of America is liable for Countrywide’s wrongdoing, in its entirety, as alleged herein, because they are Countrywide’s successors at common law.
     199. Bank of America acquired Countrywide on July 1, 2008 via a merger. CFC’s shares were delisted on the New York Stock Exchange that month. CFC and its wholly-owned subsidiaries are now in the final stages of becoming fully combined with Bank of America’s operations. (The Countrywide Defendants initially retained their pre-merger names because the Bank of America subsidiary was renamed Countrywide Financial Corporation upon execution of the merger, but the Countrywide Defendants are now in the final stages of combining their businesses with Bank of America.
     200. The Bank of America Defendants are liable for Countrywide’s wrongdoing, in its entirety, under common law, because Bank of America and Countrywide merged or consolidated, because Bank of America has expressly or impliedly assumed Countrywide’s tort liabilities, and because Defendant Bank of America are a mere continuation of the Countrywide Defendants.
     201. Bank of America describes the integration of CFC as a “combination” of the two companies, and has shown that it intends to fully integrate Countrywide into Bank of America.
     202. Bank of America and Countrywide have confirmed publicly that they have merged. The Bank of America website announced that the companies had merged. Bank of America noted on its website that it was “combining the valuable resources and extensive product lines of both companies.” In addition, the former Countrywide web address, www.countrywide.com, now takes users to the Bank of America website.
     203. In its 2008 Annual Report, Bank of America confirmed that “On July 1, 2008, we acquired Countrywide through its merger with a subsidiary” of the bank. Bank of America stated that the merger “significantly improved our mortgage originating and servicing capabilities, making us a leading mortgage originator and servicer.” In the Q&A section of the same report, the question was posed: “How do the recent acquisitions of Countrywide and Merrill Lynch fit into your strategy?” Bank of America responded that by acquiring Countrywide it became the “No. 1 provider of both mortgage originations and servicing” and “as a combined company,” it would be recognized as a “responsible lender who is committed to helping our customers become successful homeowners.” Similarly, in a July 1, 2008 Countrywide press release, Mozilo stated that “the combination of Countrywide and Bank of America will create one of the most powerful mortgage franchises in the world.”
     204. As is customary in large corporate mergers, at least some of the Countrywide Defendants retained their pre-merger corporate names following their merger with Bank of America. However, Countrywide’s operations are becoming fully consolidated into Bank of America’s and the Countrywide entities will soon lose any independent identity they have maintained following the merger. In a January 2008 press release announcing the “proposed merger” with Countrywide, Bank of America noted that it planned to operate Countrywide separately “under the Countrywide brand,” and that integration would occur in 2009.
     205. In a July 2008 Bank of America press release, Barbara Desoer, identified as the president of the “combined mortgage, home equity and insurance businesses” of Bank of America and Countrywide, said, “Now we begin to combine the two companies and prepare to introduce our new name and way of operating.” The press release stated that the bank “anticipates substantial cost savings from combining the two companies. Cost reductions will come from a range of sources, including the elimination of positions announced last week, and the reduction of overlapping technology, vendor and marketing expenses. In addition, the company is expected to benefit by leveraging its broad product set to deepen relationships with existing Countrywide customers.”
     206. In an April 27, 2009 press release, Bank of America announced that CHL would be rebranded as Bank of America Home Mortgage loans, which would represent the “combined operations of Bank of America’s mortgage and home equity business and Countrywide Home Mortgage loans, which Bank of America acquired on July 1, 2008,” and that the CHL brand would be “retired.” The press release explained that Bank of America was in the process of rebranding former Countrywide “locations, account statements, marketing materials and advertising” as Bank of America Home Mortgage loans, and stated that “the full systems conversion” to Bank of America Home Mortgage loans would occur later in 2009. “Bank of America Home Mortgage loans” is thus a direct continuation of Countrywide’s operations, although Defendant Bank of America have represented that Bank of America Home Mortgage loans is a “trade name” rather than a separate legal entity. It is a Bank of America trade name or brand and thus a part of Bank of America.
     207. Countrywide’s customers’ assets have been moved to Bank of America. As of September 21, 2009, former Countrywide bank deposit accounts were reportedly converted to Bank of America accounts. And on November 9, 2009, online account services for Countrywide mortgage loans were reportedly transferred to Bank of America’s Online Banking website.

     208. Desoer was also interviewed for the May 2009 issue of Housing Wire magazine.

The article reported as follows:
While the move to shutter the Countywide name is essentially complete, the operational effort to integrate across two completely distinct lending and service systems is just getting under way. One of the assets [Bank of America] acquired with Countywide was a vast technology platform for originating and servicing mortgage loans, and Desoer says that the bank will be migrating some aspects of [Bank of America]’s mortgage operations over to Countrywide’s platforms.
     Desoer explained that “We’re done with defining the target, and we’re in the middle of doing the development work to prepare us to be able to do the conversion of the part of the portfolio going to the legacy Countywide platforms.” She stated that the conversion would happen in the “late fall” of 2009, and that the integration of the Countrywide and Bank of America platforms was a critical goal.
     209. On information and belief, the real property of Countrywide has been transferred or assumed by Defendant Bank of America. Bank of America employs the former employees and management personnel of Countrywide, it has assumed Countrywide’s contracts, including Countrywide’s customer service contracts, and it has retired the “toxic” Countrywide name. In sum, and as widely reported in the press, Bank of America is completing its merger of its mortgage operations and related business operations with those of the former Countrywide entities into a single business.
     210. Bank of America has generated substantial earnings from the absorption of Countrywide’s mortgage business. For example, a Bank of America press release regarding the company’s 2009 first quarter earnings stated that “[n]et revenue nearly quadrupled to $5.2 billion primarily due to the acquisition of Countrywide and from higher mortgage banking income as lower interest rates drove an increase in mortgage activity.” Bank of America’s President and

Chief Executive Officer, Kenneth D. Lewis, was quoted as saying, “We are especially gratified that our new teammates at Countrywide and Merrill Lynch had outstanding performance that contributed significantly to our success.”
     211. A press release regarding Bank of America’s 2009 second quarter earnings similarly stated that “[n]et revenue rose mainly due to the acquisition of Countrywide and higher mortgage banking income as lower interest rates spurred an increase in refinance activity.” The press release explained that “higher mortgage banking income, trading account profits and investment and brokerage services income reflected the addition of Merrill Lynch and Countrywide.” Bank of America reported that its average retail deposits in the quarter increased $136.3 billion, or 26 percent, from a year earlier, including $104.3 billion in balances from Merrill Lynch and Countrywide. Bank of America has profited substantially from its merger with Countrywide.
     212. Following its merger with Countrywide, Bank of America has also taken steps to expressly and impliedly assume Countrywide’s liabilities. In an interview published on February 22, 2008 in the legal publication Corporate Counsel, a Bank of America spokesperson outright admitted that the Company had assumed Countrywide’s liabilities:
Handling all this litigation won’t be cheap, even for Bank of America, the soon-to-be largest mortgage lender in the country. Nevertheless, the banking giant says that Countrywide’s legal expenses were not overlooked during negotiations. “We bought the company and all of its assets and liabilities,” spokesman Scott Silvestri says. “We are aware of the claims and potential claims against the company and have factored these into the purchase.”
     Thus, Bank of America has officially acknowledged that it has assumed Countrywide’s assets and liabilities. In purchasing Countrywide for 27 percent of its book value, Bank of America was fully aware of the pending claims and potential claims against Countrywide and factored them into the transaction.

     213. Bank of America has made additional statements implying that it has assumed the liabilities of Countrywide. In a press release announcing the merger, Mr. Lewis stated that he was aware of the “issues within the housing and mortgage industries” and said that “the transaction [with Countrywide] reflects those challenges,” which suggests that Lewis recognized that Bank of America was taking on Countrywide’s liabilities in the merger.
     214. Similarly, Mr. Lewis was recently quoted in an article reporting on the acquisition of Countrywide, in which he showed that Bank of America knew of Countrywide’s legal liabilities and impliedly accepted those liabilities as part of the cost of the acquisition:
“We did extensive due diligence. We had 60 people inside the company for almost a month. It was the most extensive due diligence we have ever done. So we feel comfortable with the valuation,” Mr. Lewis said. “We looked at every aspect of the deal, from their assets to potential lawsuits and we think we have a price that is a good price.”
     215. Pursuant to its assumption of Countrywide’s liabilities, Bank of America has paid to restructure certain of Countrywide’s home mortgage loans on its behalf, including settling the predatory-lending lawsuits brought by eleven state attorneys general, described above, by agreeing to modify up to 390,000 Countrywide mortgage loans. The settlement agreement was valued at up to $8.4 billion. Bank of America also restructured 300,000 home mortgage loans in 2008, of which 87 percent had been made or serviced by Countrywide.
     216. For the reasons stated herein, the Countrywide Defendants and Defendant Bank of America are each jointly and severally liable for Countrywide’s wrongdoing.

XI. PRAYER FOR RELIEF
     WHEREFORE Plaintiff prays for relief as follows:
     An award of damages against Defendants in favor of Plaintiff against all Defendants, jointly and severally, for all damages sustained as a result of Defendants’ wrongdoing, in an amount to be proven at trial, but including at a minimum:
     a. Rescission and recovery of the consideration paid for the Securities, with interest thereon, pursuant to Plaintiff’s Section 12(a)(2) and Colorado Securities Act claims;
     b. Plaintiff’s monetary losses, including lost principal and lost interest payments, on all other claims besides Plaintiff’s Section 12(a)(2) claim;
     c. Attorneys’ fees and costs;
     d. Prejudgment interest at the maximum legal rate; and
     e. Such other and further relief as the Court may deem just and proper.
XII. JURY TRIAL REQUESTED
     Plaintiff hereby requests a jury of six persons on all issues triable by jury.

Dated: April 23, 2010	Respectfully submitted,

/s/ Kip B. Shuman Kip B. Shuman
Rusty Glenn
THE SHUMAN LAW FIRM
885 Arapahoe Avenue
Boulder, Colorado 80302
Telephone: (303) 861-3003
Facsimile: (303) 484-4886
Email: kip@shumanlawfirm.com
Email: rusty@shumanlawfirm.com

Steve W. Berman
Karl P. Barth
Tyler Weaver
HAGENS BERMAN SOBOL SHAPIRO LLP
1918 Eighth Ave.
Suite 3300
Seattle, Washington 98101
Telephone: (206) 623-7292
Facsimile: (206) 623-0594

John D. Jenkins
Geoffrey Bestor
LEVETOWN & JENKINS LLP
700 12th Street, NW, Suite 700
Washington, DC 20005
Telephone: (202) 379-4899
Facsimile: (866) 278-2973

Counsel for Plaintiff